MUNICIPALITY OF ANCHORAGE,  ALASKA
ELECTRIC UTILITY FUND

A Major Enterprise Fund of the Municipality of Anchorage

Financial Statements,

Required Supplementary Information

and

Other Information

December 31, 2018 and 2017

(With Independent Auditor’s Report Thereon)

MUNICIPALITY OF ANCHORAGE,  ALASKA
ELECTRIC UTILITY FUND

Table of Contents

Financial Section:
Independent Auditor’s Report	1-3
Management’s Discussion and Analysis	4-15
Statements of Net Position	16-17
Statements of Revenues, Expenses and Changes in Net Position	18
Statements of Cash Flows	20-21
Notes to Financial Statements	23-73
Required Supplementary Information:
Public Employees Retirement System – Defined Benefit Pension Plan:
Schedule of the Utility’s Information on the Net Pension Liability	77
Schedule of Utility Contributions	78
Public Employees Retirement System – Other Postemployment Benefit Plans:
Schedule of the Utility’s Information on the Net OPEB Liability - ARHCT	79
Schedule of Utility Contributions - ARHCT	80
Schedule of the Utility’s Information on the Net OPEB Liability - RMP	81
Schedule of Utility Contributions - RMP	82
Schedule of the Utility’s Information on the Net OPEB Liability - ODD	83
Schedule of Utility Contributions - ODD	84
International Brotherhood of Electrical Workers (IBEW) – Defined Benefit Pension Plan - Schedule of Utility Contributions	85
Notes to Required Supplementary Information	86-87
Statistical Section:
Net Position by Components	90
Change in Net Position	91
Capital Assets	92
Comparative Operating Revenue Relationships	93
Top Ten Customers by Revenue	94-97
Rate Summary	98-99
Typical Monthly Bill Comparison	100
Rate Comparison	101
Bond Debt	102
Schedule of Revenue Bond Coverage	103
Statement of Net Position Ratios	104
Base Ratings by Generation Units	105
Generated and Purchased Power	106
Energy Loads and Resources	107
Monthly Peak (Megawatt Hours)	108-109
Miscellaneous Statistical Information	110

Independent Auditor’s Report on Internal Control Over Financial Reporting and on Compliance and Other Matters Based on an Audit  of Financial Statements Performed in Accordance with   Government Auditing Standards

111-112
Schedule of Findings and Responses	113
Summary Schedule of Prior Audit Findings	114

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II

Independent Auditor’s Report

Honorable Mayor and Members of the Assembly

Municipality of Anchorage, Alaska

Report on the Financial Statements

We have audited the accompanying financial statements of the Electric Utility Fund, an enterprise fund of the Municipality of Anchorage, Alaska, as of and for the years ended December 31, 2018 and 2017, and the related notes to the financial statements, which collectively comprise the Electric Utility Fund’s basic financial statements as listed in the table of contents.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United State. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of significant accounting estimates made by management, as we as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Electric Utility Fund as of December 31, 2018 and 2017, and the changes in financial position and its cash flows for the year ended in accordance with accounting principles generally accepted in the United States of America.

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Emphasis of Matters

As discussed in Note 1, the financial statements present only the Electric Utility Fund, and do not purport to, and do not present fairly the financial position of the Municipality of Anchorage, Alaska as of December 31, 2018 and 2017, the changes in its financial position, or where applicable, its cash flows for the years ended in accordance with accounting principles generally accepted in the United States. Our opinion is not modified with respect to this matter.

Change in Accounting Principle

As discussed in Note 2 to the accompanying financial statements, in 2018 the Electric Utility Fund adopted the provisions of Governmental Accounting Standards Board (GASB) Statement No. 75, Accounting and Financial Reporting for Postemployment Benefits Other Than Pensions. Our opinion was not modified with respect to this matter.

Other Matters

Required Supplementary Information

Accounting principles generally accepted in the United States of America require that Management’s Discussion and Analysis on pages 4 through 15 and other required supplementary information on pages 77 through 87 be presented to supplement the basic financial statements. Such information, although not a part of the basic financial statements, is required by the Governmental Accounting Standards Board who considers it to be an essential part of financial reporting for placing the basic financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the basic financial statements, and other knowledge we obtained during our audit of the basic financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

Other Information

Our audit was conducted for the purpose of forming an opinion on the financial statements that collectively comprise the Electric Utility Fund’s basic financial statements. The statistical section is presented for purposes of additional analysis and is not a required part of the basic financial statements. The statistical section has not been subject to the auditing procedures applied in the audit of the basic financial statements, and accordingly, we do not express an opinion or provide any assurance on it.

Other Reporting Required by Government Auditing Standards

In accordance with Government Auditing Standards, we have also issued our report dated June 30, 2019 on our consideration of the Electric Utility Fund’s internal control over financial reporting and on our tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements and other matters. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards in considering the Electric Utility Fund’s internal control over financial reporting and compliance.

/s/ BDO USA, LLP

Anchorage, Alaska

June 30, 2019

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Management’s Discussion and Analysis

December 31, 2018 and 2017

The Electric Utility Fund (Utility) is a public utility of the Municipality of Anchorage (Municipality or Anchorage). The following is a discussion and analysis of the Utility’s financial performance, providing an overview of the financial activities for the years ended December 31, 2018 and 2017. This discussion and analysis is designed to assist the reader in focusing on the significant financial issues, provide an overview of the Utility’s financial activities and identify changes in the Utility’s financial position. We encourage readers to consider the information presented here in conjunction with the Utility’s financial statements and accompanying notes, taken as a whole.

Financial Highlights

•	The Utility’s total plant decreased $12.7 million or 1.4% in 2018 while decreasing $6.4 million or 0.7% in 2017. The decrease in 2018 and 2017 was due to depreciation exceeding additions.
•

Total assets and deferred outflows of resources exceeded total liabilities and deferred inflows of resources by $285.2 million at December 31, 2018 and by $269.5 million at December 31, 2017. Of these amounts, $69.7 million in 2018 and $54.1 million in 2017 were unrestricted and available to meet the Utility’s ongoing obligations to customers and creditors.

•

The Utility’s total net position increased $15.8 million or 5.86% in 2018, compared to an increase of $14.9 million or 5.85% in 2017.  The increase in net position in 2018 was primarily due to lower fuel costs and a lower gas transfer price for internally produced gas. Depreciation also decreased significantly in 2018. Beginning net position was reduced by $2.5 million due to adoption of a new accounting standard in 2018. The increase in net position in 2017  was primarily due to a full year of a new rate structure as well as a full year of operating Generation Plant 2A.

Overview of the Financial Statements

The Utility is a business type activity of the Municipality that provides electrical services to a specific area of the Municipality. The Utility’s activities are recorded in an enterprise fund of the Municipality.

Required Financial Statements

The Utility’s financial statements offer short and long-term information about the activities of the Utility and collectively provide an indication of the Utility’s financial health. The basic financial statements are prepared using the economic resources measurement focus and accrual basis of accounting.

The basic financial statements, presented on a comparative basis for the years ended December 31, 2018 and 2017, include Statements of Net Position, Statements of Revenues, Expenses, and Changes in Net Position and Statements of Cash Flows.

The Statements of Net Position present information on all of the Utility’s assets, liabilities, deferred outflows of resources and deferred inflows of resources, with the difference reported as net position, and provides information about the nature and amounts of investments in resources and obligations to creditors.

The Statements of Revenues, Expenses, and Changes in Net Position report operating and non-operating revenues and expenses, and the change in net position of the Utility for the years presented.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Management’s Discussion and Analysis

December 31, 2018 and 2017

The Statements of Cash Flows, using the direct method of presentation, provide information about the Utility’s cash receipts and cash payments during the years presented. These statements report cash and cash‑equivalent activities for each fiscal year resulting from operating activities, noncapital financing activities, capital and related financing activities, and investing activities. These statements also provide answers to such questions as, where did cash come from, what was cash used for, and what was the change in cash balance during the reporting period.

The Notes to Financial Statements provide the reader with additional information that is essential to a full understanding of the data provided in the basic financial statements.

The Required Supplementary Information presents certain information concerning the progress in funding the Utility’s obligation to provide pension and other postemployment benefits.

Financial Analysis of the Utility

One of the most important questions asked about the Utility’s finances is whether the Utility, as a whole, is better or worse off as a result of the year’s activities.  The Statements of Net Position and the Statements of Revenues, Expenses, and Changes in Net Position report information about the Utility’s activities in ways that will help answer this question. These two statements report the net position of the Utility and changes in net position for each of the years presented. You can think of the Utility’s net position, the difference between assets, deferred outflows of resources, liabilities, and deferred inflows of resources as one way to, over time, provide a measure of the Utility’s financial health or financial position. Over time, increases or decreases in the Utility’s net position can indicate whether its financial health is improving or deteriorating. However, you will need to also consider other non-financial factors such as changes in economic conditions and customer growth, as well as legislative and regulatory mandates.

The Utility’s total net position increased $18.3 million from beginning net position, as restated, during 2018 compared to an increase in net position of $14.9 million during 2017.  The following analysis focuses on the Utility’s net position and changes in net position during the year.

A portion of the Utility’s net position (70.3% and 74.7%  as of December 31, 2018 and 2017, respectively) reflects its net investment in capital assets, such as gas and electric production, transmission and distribution facilities, less any related outstanding debt used to acquire those assets. Those capital assets are used to provide services to customers; consequently those assets are not available for future spending or to be used to liquidate any outstanding debt.

An additional portion of the Utility’s net position (5.3%  and 5.3% as of December 31, 2018 and 2017 respectively) represent resources that are subject to external restriction for debt repayment and future operations.

The unrestricted portion of the Utility’s net position (24.4% and 20.0% as of December 31, 2018 and 2017, respectively) are available to be used to meet the Utility’s obligations to creditors and customers.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Management’s Discussion and Analysis

December 31, 2018 and 2017

Net Position

Notable components of changes in assets, liabilities, and deferred inflows and outflows of resources are discussed below.

Plant decreased $12.7 million during 2018 compared to a decrease of $6.4 million during 2017.

During 2018 construction work in progress decreased by $8.1 million, compared to an increase of $7.2 million in 2017 as a result of capital projects started in prior years, completed in 2018.

During 2017 construction work in progress increased by $7.2 million, compared to a decrease of $242.5 million in 2016. Due to the completion of major capital projects in 2016, change in construction work in progress in 2017 is representative of a more typical year.

Restricted assets decreased $38.9 million during 2018 compared to an increase of $34.0 million during 2017.

During 2018 the Regulatory Commission of Alaska (RCA) allowed the Utility to remove the restriction on $40.6 million in cash collected due to the rate increase and the Utility repaid $9.1 million in tax credits received in prior years from the State of Alaska.

In February 2017, the RCA granted the Utility an interim and refundable rate increase of 37.30%.  An interim rate escrow was established for the purpose of restricting the refundable rate increase collected from customers.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Management’s Discussion and Analysis

December 31, 2018 and 2017

Current and other assets increased $27.6 million during 2018 compared to a decrease of $5.5 million during 2017.

During 2018 the Utility’s equity in general cash pool increased by $29.3 million due to lifting of the restriction of funds collected from customers pursuant to the refundable rate increase granted by the RCA. Other receivables decreased by $1.7 million due to timing of payment of receivables.  Prepaid items decreased $2.2 million due to accelerated payments in 2017 for purchased power.

During 2017 the Utility’s equity in general cash pool decreased by $14.7 million primarily due to the restriction of funds collected from customers pursuant to the refundable rate increase granted by the RCA. Other receivables increased by $5.8 million primarily due to end of the year economy energy sales of electricity.   Inventories of materials and supplies increased by $1.8 million primarily due to an increase in gas stored at Cook Inlet Natural Gas Storage and additional materials purchased for Generation Plant 2A.

Deferred outflows of resources increased $0.6 million during 2018 and decreased $2.5 million in 2017 as a result of changes in pension related items and accounting for other postemployment benefits.

Current and other liabilities decreased $13.3 million during 2018 compared to a decrease of $188.6 million during 2017.

During 2018 accounts payable from current assets decreased $12.5 million primarily due to repaying prior year over-recovery of cost of power expenses from customers.

During 2017 short-term debt decreased $181.0 million due to reclassification of notes payable to long-term debt. Accounts payable from restricted assets decreased $6.1 million because the Utility expended all of its proceeds from short-term debt completing Generation Plant 2A.

Non-current liabilities decreased $7.0 million during 2018 compared to a decrease of $183.7 million in 2017.

During 2018 the primary driver of the change was a $0.9 million reduction in pension liability, the addition of $2.3 million in other postemployment benefits (OPEB) liability due to adoption of new accounting standards, and $7.9 million redemption of bonds.

During 2017 the primary driver of the change was the reclassification of $191.9 million in notes payable from short-term to long-term, offset by a decrease of $2.8 million in the net pension liability and $7.5 million redemption of bonds.

Deferred inflows of resources decreased $18.9 million in 2018 compared to an increase of $9.6 million in 2017.

During 2018 contributions in aid of construction decreased by $2.8 million due to amortization in 2018 exceeding additions. Deferred inflows of resources related to pensions decreased $0.7 million while deferred inflows of resources related to other postemployment benefits of $0.8 million were  recorded due to the adoption of a new accounting standard. The future natural gas purchases account increased by $0.7 million in investment earnings and redemption of intercompany debt. Future BRU construction or natural gas purchases account decreased by $16.9 million primarily due to refunding tax credits offset by $2.2 million in gas sales and $0.1 million in investment earnings (see Note 9 (c)).

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Management’s Discussion and Analysis

December 31, 2018 and 2017

During 2017 contributions in aid of construction increased by $3.3 million due to the transfer of $9.0 million from non-contributed to contributed plant as a result of an RCA order, offset by amortization. Deferred inflows of resources related to pensions changed $0.8 million. The future natural gas purchases account increased by $0.8 million in investment earnings and redemption of intercompany debt. Future BRU construction or natural gas purchases account increased by $4.8 million.  There were $16.3 million in gas sales and $0.2 million in investment earnings (see Note 9 (c)).

Revenues, Expenses, and Changes in Net Position

Changes in the Utility’s net position can be determined by reviewing the following condensed schedule of revenues, expenses, and changes in net position for the years ended December 2018,  2017, and 2016:

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Management’s Discussion and Analysis

December 31, 2018 and 2017

Revenues by Source:

Total revenues decreased $7.7 million during 2018 compared to an increase of $18.6 million during 2017. Total kilowatt hours (kWh) sold increased by 54.8 million in 2018 compared to an increase of 147.3 million in 2017.  Components of the changes in revenues were:

During 2018 total operating revenues were $177.7 million, a decrease of $6.7 million from 2017.    Military sales revenue decreased by $2.4 million. Commercial and industrial sales decreased by $19.5 million while sales for resale increased by $4.9 million during the year. Retail sales decreases were primarily due to lower Cost of Power Adjustment (COPA.) revenues as a result of lower fuel costs for the year and more efficient generation assets. Other operating revenues increased by $12.3  million due to under-recovery of COPA.  Non-operating revenues decreased by just under $1 million due to lower investment income as a result of fewer assets invested.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Management’s Discussion and Analysis

December 31, 2018 and 2017

During 2017 total operating revenues were $184.4 million, an increase of $17.3 million from 2016 primarily due to rate increases implemented in February 2017. The largest growth was in commercial and industrial sales, which increased $16.4 million.  Increases of $3.9 million in residential sales, $2 million in military sales, and $8 million in sales for resale were offset by a decrease of $13 million in other operating revenues. Other operating revenues decreased $13 million due to over-recovery of COPA.  Non-operating revenues increased by $1.3 million primarily due to investment gains.

Expenses by Category

Total expenses by category decreased $11.4 million during 2018 compared to an increase of $6.2 million during 2017. Components of the changes were:

During 2018 operating expenses decreased $11.7 million from 2017 due to a $4.4 million decrease in production expenses (primarily fuel),and a $4 million increase in regulatory credits due to repayment of over-collection of COPA from customers. Distribution expenses increased by $1.9 million, administrative and general expenses decreased $1.1 million; depreciation expenses decreased $3.6 million primarily due to retirement of assets. Non-operating expenses increased just $0.4 million primarily due to increased short-term borrowing costs offset by decreases in other miscellaneous, interest expenses and loss on disposal of property.

MUSA, which represents payments to the municipal government in lieu of property taxes, remained consistent with 2017, increasing just $0.2 million due to a decrease in plant assets and an increase in mill rates.

During 2017 operating expenses decreased $1.1 million from 2016, mainly due to a $9.3 million increase in production expenses offset by a $10.4 million increase in regulatory credits. Production increased mainly because more fuel was used by the Utility for increased sales of electricity for resale, and regulatory credits reflect an over-collection of COPA from customers during the year. Non-operating expenses increased $7.3 million primarily due to a $12 million decrease in allowance for funds used during construction (AFUDC), a $0.2 million increase in interest expense on long-term obligations, and a $0.6 million increase in other interest due to an increase in interest rates,  offset by a $6 million decrease in loss on disposal of property.

MUSA increased $3.3 million over 2016, due to the increase in plant value when Generation Plant 2A was placed in service in late 2016.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Management’s Discussion and Analysis

December 31, 2018 and 2017

* Expenses by category excluding regulatory debits (credits)

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Management’s Discussion and Analysis

December 31, 2018 and 2017

 *Expenses by type excluding regulatory debits (credits)

**Fuel expense includes purchased natural gas, transportation costs, diesel fuel used, and CINGSA.

***Employee expense includes general liability and workers compensation insurance.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Management’s Discussion and Analysis

December 31, 2018 and 2017

Capital Assets - Plant

The Utility’s investment in capital assets as of December 31, 2018 and 2017 was $877.1 million and $889.8 million, respectively (net of accumulated depreciation and depletion.) This included investments in gas and electric production, transmission and distribution related facilities, as well as general items such as buildings and vehicles. Plant decreased 1.43% and 0.72% over the prior year for 2018 and 2017, respectively.

The Utility’s capital assets as of December 31, 2018, 2017, and 2016 were as follows:

For further information regarding the Utility’s capital assets, see Note 4.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Management’s Discussion and Analysis

December 31, 2018 and 2017

Long Term Debt – Revenue Bonds and Notes Payable

As of December 31, 2018 and 2017, the Utility had outstanding long-term debt of $524 and $534 million, respectively.

The Utility’s long term-debt as of December 31, 2018,  2017,  and 2016,  were as follows:

Notes payable were reclassified from short-term to long-term in 2017. Notes payable increased $10.9 million during 2017 as Generation Plant 2A construction was concluded.

Bond Rating

At December 31, 2018, the Utility maintains the following underlying credit ratings:

Standard & Poor’s	A+
Fitch	A+

In May 2018, Standard & Poor’s reaffirmed the A+ rating of the Utility’s Senior Debt. In September 2018, Fitch reaffirmed the A+ rating of the Utility’s Senior Debt.

Budgetary Highlights

On November 21, 2017, an ordinance adopting and appropriating funds for the 2018 Municipal Utilities’ Operating and Capital Budgets for the Municipality was approved. The Utility’s operating budget was $169,464,144 and the capital budget was $57,105,000, which includes $11 million for the BRU.    The Utility’s 2018 actual appropriated expenses of $134,490,309 were $35.0 million or 20.6% under the budget. Capital expenditures for plant improvements totaled $23 million.

On October 9, 2018, an ordinance adopting and appropriating funds for the 2019 Municipal Utilities’ Operating and Capital Budgets for the Municipality was approved. The Utility’s operating budget was $159,217,263 and the capital budget was $42,020,000, which includes $9.6 million for the BRU.

On April 9, 2019 a resolution amending the Utility’s 2019 operating budget by $0.8 million was approved by the Municipal Assembly; the Utility’s total revised operating budget for 2019 increased to $160 million.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Management’s Discussion and Analysis

December 31, 2018 and 2017

Economic Factors and Rates

Sale of the Utility

On April 3, 2018, Anchorage voters approved an amendment to the Anchorage Municipal Charter authorizing the Municipality to sell the Utility to Chugach Electric Association (CEA) by Municipal ordinance. An asset purchase and sale agreement has been approved by the Anchorage Municipal Assembly and CEA’s board of directors. The Utility and CEA have both filed petitions with the RCA to approve the acquisition. A successful acquisition of most of the assets of the Utility by CEA would have a significant effect on the financial position and results of operations of the Utility. The petitions, as filed, request that the Utility retain only the generation assets of Eklutna and sell power to CEA from those assets. (See Note 9(i) and Note 11).

Contacting the Utility’s Financial Management

This financial report is designed to provide our customers, citizens, and creditors with a general overview of the Utility’s finances and to demonstrate the Utility’s accountability for the money it receives. If you have any questions about this report or need additional financial information, contact the Utility’s Chief Financial Officer, Mollie C. Morrison, at (907) 263‑5205.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statements of Net Position

December 31, 2018 and 2017

Assets and Deferred Outflows of Resources	2018	2017
Plant:		
Plant in service, at cost	$ 1,344,536,980	1,320,309,773
Less accumulated depreciation and depletion	484,853,307	456,070,969
Net plant in service	859,683,673	864,238,804
Intangible plant, net	2,505,175	2,610,447
Construction work in progress	14,902,285	22,957,440
Total plant	877,091,133	889,806,691
Restricted assets:		
Current:		
Restricted equity in general cash pool - customer deposits	1,225,452	1,186,226
Interim rate escrow investment	-	27,250,254
Noncurrent:		
Debt service investment	2,058,443	2,098,515
Revenue bond reserve investment	23,718,574	23,335,229
Revenue bond operations and maintenance investment	15,206,000	14,235,000
Future natural gas purchases investment	5,732,181	3,811,326
Future BRU construction or natural gas purchases investment	8,032,509	23,711,907
Asset retirement obligation sinking fund investment	13,915,853	13,198,877
Total restricted assets	69,889,012	108,827,334
Current assets:		
Equity in general cash pool	61,906,365	32,591,181
Net accounts receivable:		
Utility customers, less estimated uncollectibles of $214,282 in 2018 and $182,731 in 2017	8,319,226	8,601,943
Other receivables, less estimated uncollectibles of $77,082 in 2018 and $67,508 in 2017	7,306,860	9,031,977
Accrued interest	736,000	646,359
Unbilled reimbursable projects	131,864	110,625
Inventory of materials and supplies, at average cost	31,388,131	32,077,195
Prepaid Items	861,556	3,043,135
Total current assets	110,650,002	86,102,415
Other assets:		
Non-current:		
Unamortized regulatory assets	6,147,029	2,967,188
Unamortized debt expense	1,337,730	1,449,969
Total other assets	7,484,759	4,417,157
Total assets	1,065,114,906	1,089,153,597
Deferred outflows of resources:		
Deferred loss on refunding	61,057	248,700
Deferred outflows related to pensions	1,155,512	1,124,134
Deferred outflows related to other postemployment benefits	744,685	-
Total deferred outflows of resources	1,961,254	1,372,834
Total assets and deferred outflows of resources	$ 1,067,076,160	1,090,526,431

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statements of Net Position, continued

December 31, 2018 and 2017

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statements of Revenues, Expenses and Changes in Net Position

For the Years Ended

December 31, 2018 and 2017

2018	2017
Operating revenues:		
Residential sales	$ 24,180,864	26,125,850
Commercial and industrial sales	103,164,976	122,670,602
Military sales	15,021,531	17,452,871
Sales for resale	28,266,428	23,344,433
Other operating revenues	7,084,219	(5,169,343)
Total operating revenues	177,718,018	184,424,413
Operating expenses:		
Production	80,038,875	84,409,875
Transmission	1,206,720	1,160,932
Distribution	13,508,019	11,609,032
Customer service and sales	4,139,729	4,285,142
Administrative and general	9,934,148	11,044,068
Regulatory credits	(8,026,635)	(4,028,641)
Taxes other than income	894,382	1,367,440
Depreciation, net of amortization	28,862,200	32,453,517
Total operating expenses	130,557,438	142,301,365
Total operating income	47,160,580	42,123,048
Nonoperating revenues:		
Investment income	1,197,610	2,098,199
Interest subsidy on Build America Bonds	2,437,406	2,432,899
PERS on behalf	154,073	336,953
OPEB on behalf	89,409	-
Total nonoperating revenues	3,878,498	4,868,051
Nonoperating expenses:		
Interest:		
Long-term obligations	16,794,977	17,104,164
Other interest	4,429,858	2,561,257
Total interest	21,224,835	19,665,421
Allowance for funds used during construction	(638,303)	(525,306)
Amortization of other assets	157,027	286,133
Loss on disposal of property	2,337,536	2,808,232
Other nonoperating expenses	55,000	534,144
Total nonoperating expenses	23,136,095	22,768,624
Net nonoperating revenues (expenses)	(19,257,597)	(17,900,573)
Income before transfers	27,902,983	24,222,475
Transfers:		
Municipal Utility Service Assessment	(9,565,771)	(9,331,662)
Transfers to other funds	(29,418)	-
Total transfers	(9,595,189)	(9,331,662)
Change in net position	18,307,794	14,890,813
Net position - beginning of year, as restated	266,931,927	254,566,433
Net position - end of year	$ 285,239,721	269,457,246

See accompanying notes to basic financial statements.

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MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statements of Cash Flows

For the Years Ended

December 31, 2018 and 2017

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statements of Cash Flows, continued

For the Years Ended

December 31, 2018 and 2017

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MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

 (1)Description of Business and Summary of Significant Accounting Policies

The first electric system serving Anchorage was installed in 1916 by the Alaska Engineering Commission, the agency of the United States Department of the Interior which constructed the Alaska Railroad.  A small steam plant and several diesel power generators supplied Anchorage with electricity until 1929 when the private Anchorage Power and Light Company began supplying the community with electricity from a hydroelectric power plant on the Eklutna River located 15 miles northeast of downtown Anchorage.  The Alaska Engineering Commission distribution system was purchased by Anchorage in 1932. Anchorage then acquired the Eklutna plant from the Anchorage Power and Light Company in 1943. This is what is now Anchorage Municipal Light and Power or the Electric Utility Fund, a public utility of the Municipality of Anchorage.  The Utility now has six turbine generating units fired by natural gas and one heat recovery steam turbine generating unit.  The Utility also has a thirty percent ownership in Southcentral Power Project and fifty-three and one-third percent ownership interest in the Eklutna Hydroelectric Project and is entitled to twenty-five and nine-tenths percent of the output of the Bradley Lake Hydroelectric Project. The Utility meets the majority of its natural gas requirements from its ownership interest in the Beluga River Gas Field, including the initial one-third interest acquired in December 1996. The Utility’s goal in acquiring the working interest in the BRU was to lock in a critical resource for the long-term and provide a hedge against anticipated future increases in natural gas prices.    During 2016 the Utility acquired 70% of a  one-third working interest in the field from ConocoPhillips Alaska, Inc.(CPAI), increasing its working interest to 56.67%.

The accompanying financial statements include the activities of the Utility.  The Utility is a major enterprise fund of the Municipality and not the Municipality as a whole. The Utility is subject to the regulatory authority of the RCA.

The Utility applies all applicable provisions of the Governmental Accounting Standards Board (GASB) which has authority for setting accounting standards for governmental entities. The accounting records of the Utility conform to the Uniform System of Accounts prescribed by the Federal Energy Regulatory Commission (FERC).

Accounting and reporting treatment applied to the Utility is accounted for on a flow of economic resources  measurement focus using the accrual basis of accounting. Revenues are recognized when they are earned and expenses are recognized at the time liabilities are incurred. Operating revenues and expenses generally result from providing services and producing and delivering goods in connection with the Utility’s principal ongoing operations. All other revenues and expenses are reported as non-operating.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

(a)	Regulated Operations

The Utility meets the criteria, and accordingly follows the accounting and reporting requirements applicable to regulated operations. The Utility’s rates are regulated by the RCA and as a result, revenues intended to recover certain costs are provided either before or after the costs are incurred, resulting in regulatory assets or liabilities. The following regulatory assets and liabilities are reflected in the accompanying financial statements:

•

The Utility receives contributions in aid of construction, which it records as contributed plant in service and a deferred inflow of resources.  The Utility amortizes contributed plant and the deferred inflow of resources over the useful life of the utility plant.

•

The Utility accepted a monetary settlement in 2015 from its BRU partners for its 2014 underlift.  The Utility used these funds to reduce its Gas Transfer Price (GTP) from July 1, 2016 through June 30, 2017.  See Note 9(a).

•	The Utility has a regulatory asset or liability account to capture the difference in the cost of power and revenue received through the Cost of Power Adjustment (COPA). See Note 9(b).
•

The Utility has a regulatory asset or liability account to capture the difference in the amount of the Gas Fund revenue requirement and the actual amount of revenue collected from the Electric Fund.  See Note 9(b).

•

The Utility records proceeds from the sales of gas, net of royalties, taxes and an Asset Retirement Obligation (ARO) surcharge, as a deferred regulatory liability, reported as deferred inflows of resources on the statements of net position.  See Note 9(c).

•	The Utility funds ARO expenses associated with future abandonment of the BRU through a surcharge to the Utility’s GTP, which is deposited into a sinking fund. See Note 9(c) and (d).

Management believes that the recorded amounts of all regulatory assets are fully recoverable from ratepayers in the future.

 (b)Management Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and deferred outflows of resources, liabilities and deferred inflows of resources and the reporting of contingent assets and liabilities as of the date of the statement of net position and revenues and expenses for the period. Actual results could differ from those estimates. The more significant accounting and reporting policies and estimates applied in the preparation of the accompanying financial statements are discussed below.

(c)Cash Pools and Investments

The Municipality uses a central treasury to account for all cash and investments to maximize interest.  Interest income on cash pool investments is distributed based on the average daily balance in the general cash pool.  The Utility’s investments are reported at fair value in the financial statements.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

(d)   Statements of Cash Flows

For purposes of the statements of cash flows, the Utility has defined cash as the demand deposits and all investments maintained in the general cash pool, regardless of maturity period, since the Utility uses the cash pools essentially as demand deposit accounts.  Restricted assets in the general cash pool, except for customer deposits, have not been included in the definition of cash.

(e)   Restricted Assets

Certain proceeds of the Utility’s revenue bonds, as well as resources set aside for their repayment, are classified as restricted assets on the statements of net position because their use is limited by applicable bond covenants. The revenue bond reserve investment account is used to report resources set aside to augment potential deficiencies from Utility operations that could adversely affect debt service payments. The debt service account is used to segregate resources accumulated for debt service payments over the next twelve months. The revenue bond operations and maintenance account represents funds set aside to comply with bond covenants requiring a reserve equal to one‑eighth of the preceding year’s operating expenses (as defined in the bond covenants).

The restricted equity in general cash pool-customer deposits account represents deposits provided by electric service customers as security for bill payment. Future natural gas purchases or BRU construction and ARO sinking funds are funds for which the RCA has specified the use.

Interim revenue escrow investments are funds collected from customer sales arising from interim and refundable rates granted by the RCA. The restriction on those funds was lifted on June 1, 2018 by the RCA following the submittal of tariff sheets in compliance with RCA Order No. 13 in U-17-008. (See Note 9(e).)

(f)Inventories

Inventories are valued at weighted average cost. The cost of inventories are recorded as expenditures when consumed rather than when purchased. Inventories consist of parts and materials used to maintain or build new transmission, distribution, and generation facilities. Scrap and nonusable materials in inventory are carried at net estimated realizable value until sold or otherwise disposed of.

The Utility also stores natural gas in a depleted field on the Kenai Peninsula. Cook Inlet Natural Gas Storage Alaska (CINGSA) started in 2012 and as of December 31, 2018 the Utility has stored 6.74 billion cubic feet of gas.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

 (g)Property, Plant and Equipment

Electric

Capital assets are stated at cost. Depreciation is computed by use of the straight‑line method over the estimated economic life of the asset. Additions to electric plant in service are at original cost of items such as contracted services, direct labor and materials, indirect overhead charges and AFUDC. The Utility capitalizes general plant assets valued at more than $25,000 that have an expected life in excess of one year. Contributed assets are recorded at the cost incurred by the Utility for the addition of such assets. Donated assets are recorded at acquisition value. Acquisition value is the price that would be paid to acquire an asset with equivalent service potential in an orderly market transaction at the acquisition date. For property replaced or retired, the cost of the property unit, plus removal costs less salvage, is charged to accumulated depreciation. Gain or loss is not recognized unless the Utility determines that such costs could not be recovered in rates. Costs for maintenance and repairs are expensed as incurred, except for major maintenance on generation assets, for which costs are collected into a regulatory asset and amortized over the period of utility, generally three to five years.

 Estimated lives of major plant and equipment categories follow:

Gas

Acquisition costs, the costs of wells,  related equipment and facilities initially acquired as part of the 1996 acquisition of a one-third working interest in the BRU were, as a result of a regulatory proceeding and subsequent order by the RCA, being depleted at 125% of the principal payments on the debt used to finance the acquisition of this asset. Those assets were fully depleted at December 31, 2018, as related debt was fully redeemed at December 1, 2018.

The acquisition of assets purchased with designated underlift settlement funds are being amortized using the units of production method, based upon proven reserves in accordance with the amortization method used for regulatory purposes.  The acquisition of assets purchased with gas sale proceeds, and assets acquired from CPAI in the 2016 purchase, are being recorded as contributed plant and are being amortized using the units of production method, based on proven reserves in accordance with the amortization method used for regulatory purposes.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

(h)Unbilled Revenues and Accounts Receivable

Electric revenues are based on cycle billings rendered to customers monthly. As a result of this cycle billing method, the Utility does not accrue revenue at the end of any fiscal period for services sold but not billed at such date. The unbilled revenues for the Utility are immaterial. An allowance for doubtful accounts is provided for receivables where there is a  question of collectability. Utility receivables are presented in the statements of net position net of estimated uncollectible amounts. Gas sales are calculated based upon volumes delivered and recorded as a regulatory liability, which is reported as deferred inflows of resources on the statements of net position (see Note 9(c)).

(i)	Gas Balancing

The Utility has elected to account for underlifted gas from its ownership interest in the BRU according to the sales method. Therefore, the financial statements do not include a receivable or revenue for underlifted volumes for which the Utility did not elect to receive cash settlement. As of December 31, 2018 and 2017, the underlift balance was 23,106 and 172 Mcf, respectively. The Utility also has the option per the Gas Balancing Agreement to take cash settlements for any underlifted gas.

(j)Asset Retirement Obligation (ARO)

The Utility accounts for its ARO for its interest in the BRU in accordance with Accounting Standards Codification (ASC) Topic #410-20, formerly Statement of Financial Accounting Standards No 143, “Accounting for Asset Retirement Obligations” (SFAS No 143) and 18 CFR 101 General Instruction No 25, Accounting for Asset Retirement Obligations (Regulations of the Federal Energy Regulatory Commission, Department of Energy, or FERC). ASC 410-20 and FERC General Instruction No 25 applies to the fair value of a liability for an ARO that is recorded when there is a legal obligation associated with the retirement of a tangible long-lived asset and the liability can be reasonably estimated. Obligations associated with the retirement of these assets require recognition of: (1) the present value of a liability and offsetting asset for an ARO, (2) the subsequent accretion of that liability and depreciation of the asset, and (3) the periodic review of the ARO liability estimates and discount rates.

In 2012 the Utility made its initial recording of the ARO asset and ARO liability with a beginning balance of $1,461,335 representing the fair value of the obligation at 1996 – the period when the obligation was incurred. The Utility recorded in 2012 $4,185,549 to the ARO liability representing total accretion expense that would have been incurred if the liability was accreted from the time the obligation was incurred through December 31, 2012. During 2013, the Utility commissioned a study of the costs associated with abandoning the BRU field and as a result of the findings of that study, adjusted the ARO liability and accretion as of December 2013. On April 22, 2016, the Utility purchased 70% of CPAI’s one-third interest in the BRU. At that time a revised estimate was made of the life of the gas field. The Utility’s obligation for an ARO was adjusted for the increased liability and changes in estimated life and discount rate. As of December 31, 2016, the Utility entered into an agreement with the State of Alaska Department of Natural Resources (DNR) to establish an ARO investment fund to meet its obligations for dismantling, removing and restoring the land and property to a condition acceptable to the commissioner of the DNR in accordance with the terms and conditions of assigned leases and applicable statutes and regulations.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

A schedule of changes in the ARO balance for the years ending December 31, 2018 and 2017 is as follows:

 (k)Discount or Premium on Revenue Bonds Payable

The discount or premium on revenue bonds payable is amortized over the life of the related bond issues using the effective interest method.

(l)    Compensated Absences

The Utility records employee leave, which includes sick leave, when earned.

(m)    Deferred Outflows and Inflows of Resources

The Utility enters into transactions that result in the consumption or acquisition of resources in one period that are applicable to future periods. These consumptions and acquisitions of resources are reported in the statements of net position as deferred outflows and inflows of resources, respectively. The Utility records deferred outflows of resources related to pensions and other postemployment benefits, and deferred loss on refunding of bonds, and deferred inflows of resources related to pensions and other postemployment benefits, contributions in aid of construction and certain items related to the operation of the BRU.

(n)Net Position

The Utility’s net position is categorized as net investment in capital assets, restricted or unrestricted. The Utility’s restricted net position represents assets restricted for payment of debt service, or restricted for operations, in accordance with covenants of the related revenue bond indentures. It is the Utility’s policy to evaluate whether to use restricted or unrestricted resources to make certain payments, on a case by case basis, when both restricted and unrestricted assets are available for the same purposes.

(o)Intragovernmental Charges

Certain functions of the Municipality of a general and administrative nature are centralized and the related costs are allocated to the various funds of the Municipality, including the Utility. Such costs allocated to the Utility totaled $4,214,954 and $3,580,714 for the years ended December 31, 2018 and 2017, respectively, including general liability and workers compensation of $660,414 for 2018 and $504,452 for 2017.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

(p)    Utility Revenue Distribution/Municipal Service Assessment (MUSA)

Prior to 2006, the RCA restricted the Utility from making a revenue distribution or paying the gross receipts portion of the MUSA.  That restriction was removed in December 2005.  The Utility made an annual revenue distribution to the Municipality for the years 2006 - 2015, which by Ordinance, was up to a maximum of 5% of the Utility’s gross revenues, excluding restricted revenues.  During those years the Utility also included the gross receipts portion, considered supplemental MUSA, at 1.25% times the actual gross operating revenues in its payment of MUSA. During 2017, the Municipality eliminated the gross receipts portion of the MUSA and revised the methodology for calculating the Utility Revenue Distribution.

Beginning January 1, 2016, the Utility is restricted by the RCA from making revenue distributions to the Municipality, with the exception of MUSA. The Utility’s distribution for MUSA in 2018 and 2017 was $9,565,771 and $9,331,662, respectively.

(q)    Environmental

The Utility has adopted an aggressive policy designed to identify and mitigate the potential effects of past, present, and future operational activities that may result in environmental impact. It is the Utility’s accounting policy to record a liability when the likelihood of responsibility for an environmental impact is probable and the cost of mitigating the impact is estimable within reasonable limits. Such costs are capitalized if they result in an extension of the assets’ life, increase the capacity, or improve the safety or efficiency of property owned by the Utility; or mitigate or prevent environmental contamination that has yet to occur and that otherwise may result from future operations or activities. At December 31, 2016, the Utility recorded a liability of $760,000 for environmental cleanup responsibilities related to a capital project at Hank Nikkels Power Plant 1. At December 31, 2018 and 2017, the liability balance was $0.00 and $511,787, respectively.  See Note 8(a). There were no other environmental issues that met the Utility’s accounting policy and accordingly, no provision has been made in the accompanying financial statements for any potential liability.

(r)Net Pension Liability

For purposes of measuring net pension liability, deferred outflows and inflows of resources related to pensions and pension expenses, information about the fiduciary net position of the Public Employees’ Retirement System (PERS) and additions to/from PERS’ fiduciary net position have been determined on the same basis as they are reported by PERS. For this purpose, benefit payments (including refunds of employee contributions) are recognized when due and payable in accordance with the benefit terms. Investments are reported at fair value. Details regarding the net pension liability are discussed in Note 7.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

 (s)Net Other Postemployment Benefits (OPEB) Liability

For purposes of measuring net OPEB liability, deferred outflows and inflows of resources related to OPEB and OPEB expenses, information about the fiduciary net position of PERS and additions to/from PERS’ fiduciary net position have been determined on the same basis as they are reported by PERS. For this purpose, benefit payments (including refunds of employee contributions) are recognized when due and payable in accordance with the benefit terms. Investments are reported at fair value. Details regarding the net OPEB liability are discussed in Note 7.

(t)Reclassifications

Certain amounts previously reported may have been reclassified to conform to current presentations. The reclassifications had no effect on the previously reported change in net position.

(2)       Change in Accounting Principle

As discussed in Note 7 to the financial statements, the Utility participates in the PERS plans. In 2018, the Utility adopted the provisions of GASB Statement No. 75 Accounting and Financial Reporting for Postemployment Benefits Other Than Pensions, which, among other accounting and reporting criteria, requires the Utility to recognize its proportional share of the net OPEB liability (and related deferred inflows and outflows of resources), as of the beginning of the Utility’s fiscal year. The prior period presented in the financial statements was not restated as it was not practical to do. As a result of the implementation of this statement, the Utility has recorded an opening balance adjustment to reflect opening balance OPEB liabilities and related accounts and to decrease opening net position as follows:

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

(3)    Cash and Investments

At December 31, 2018 and 2017, the Municipality had cash and investments in a general cash pool (Central Treasury). The Utility also carries certain balances for the Utility, beginning in 2017, in separate accounts for Interim Rate Increase Escrow and Asset Retirement Obligations. Fixed income maturities for these accounts are as follows:

December 31, 2018

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

December 31, 2018, continued:

December 31, 2017

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

December 31, 2017, continued

Reported in the Statement of Net Position:

(a)	Municipal Central Treasury

The Municipality manages its Central Treasury in four portfolios; one internally managed portfolio and three externally managed duration portfolios based on liability duration and cash needs: working capital, contingency reserve and strategic reserve.

The Municipality maintains a comprehensive policy over cash and investments that is designed to mitigate risks while maximizing investment return and providing for operating liquidity. Pursuant to Anchorage Municipal Code (AMC) 6.50.030, the Municipality requires investments to meet specific rating and issuer requirements.

Both externally and internally managed investments are subject to the primary investment objectives outlined in AMC 6.50.030, in priority order as follows: safety of principal, liquidity, return on investment and duration matching. Consistent with these objectives, AMC 6.50.030 authorizes investments that meet the following rating and issuer requirements:

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

•	Obligations issued or guaranteed by the U.S. government, U.S. agencies or U.S. government sponsored corporations and agencies.

•	Corporate debt securities that are guaranteed by the U.S. government or the Federal Deposit Insurance Corporation (FDIC) as to principal and interest.

•

Taxable and tax-exempt municipal securities having a long-term rating of at least A- by a nationally recognized rating agency or taxable or tax-exempt municipal securities having a short-term rating of at least A-1 by Standard & Poor’s, P-1 by Moody’s, or F-1 by Fitch.

•	Debt securities issued and guaranteed by the International Bank for Reconstruction and Development (IBRD) and rated AAA by a nationally recognized rating agency.

•	Commercial paper, excluding asset-backed commercial paper, rated at least A-1 by Standard & Poor’s, P-1 by Moody’s, or F-1 by Fitch.

•

Bank debt obligations, including unsecured certificates of deposit, notes, time deposits, and bankers’ acceptances (with maturities of not more than 365 days), and deposits with any bank, the short-term obligations of which are rated at least A-1 by Standard & Poor’s, P-1 by Moody’s, or F-1 by Fitch and which is either:

a)	Incorporated under the laws of the United States of America, or any state thereof, and subject to supervision and examination by federal or state banking authorities; or
b)

Issued through a foreign bank with a branch or agency licensed under the laws of the United States of America, or any state thereof, or under the laws of a country with a Standard & Poor’s sovereign rating of AAA, or a Moody’s sovereign rating for bank deposits of Aaa, or a Fitch national rating of AAA, and subject to supervision and examination by federal or state banking authorities.

•	Repurchase agreements secured by obligations of the U.S. government, U.S. agencies, or U.S. government-sponsored corporations and agencies.

•	Dollar denominated corporate debt instruments rated BBB- or better (investment grade) by Standard & Poor’s or the equivalent by another nationally recognized rating agency.

•

Dollar denominated corporate debt instruments rated lower than BBB- (non-investment grade) by Standard & Poor’s or the equivalent by another nationally recognized rating agency, including emerging markets.

•	Dollar denominated debt instruments of foreign governments rated BBB- or better (investment grade) by Standard & Poor’s or the equivalent by another nationally recognized rating agency.

•

Asset Backed Securities (ABS), excluding commercial paper, collateralized by: credit cards, automobile loans, leases and other receivables which must have a credit rating of AA- or above by Standard & Poor’s or the equivalent by another nationally recognized rating agency.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

•

Mortgage Backed Securities, including generic mortgage-backed pass-through securities issued by Ginnie Mae, Freddie Mac, and Fannie Mae, as well as non-agency mortgage-backed securities, Collateralized Mortgage Obligations (CMOs), or Commercial Mortgage-Backed Securities (CMBS), which must have a credit rating of AA- or better by Standard & Poor’s or the equivalent by another nationally recognized rating agency.

•	Debt issued by the Tennessee Valley Authority

•	Money Market Mutual Funds rated Am or better by Standard & Poor’s, or the equivalent by another nationally recognized rating agency, as long as they consist of allowable securities as outlined above.

•	The Alaska Municipal League Investment Pool (AMLIP).

•	Mutual Funds consisting of allowable securities as outlined above.

•	Interfund Loans from a Municipal Cash Pool to a Municipal Fund.

In addition to providing a list of authorized investments, AMC 06.50.030 specifically prohibits investment in the following:

•	Structured Investment Vehicles.

•	Asset Backed Commercial Paper.

•	Short Sales.

•	Securities not denominated in U.S. Dollars.

•	Commodities.

•	Real Estate Investments.

•	Derivatives, except “to be announced” forward mortgage-backed securities (TBAs) and derivatives for which payment is guaranteed by the U.S. government or an agency thereof.

37

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

The Investment Management Agreement (IMA) for each external manager and the policy and procedures (P&P) applicable to the internally managed investments provide additional guidelines for each portfolio’s investment mandate. The IMA and P&P limit the concentration of investments for the working capital portfolio at the time new investments are purchased as follows for 2018:

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

The IMA and P&P limit the concentration of investments for the internally managed portfolio at the time new investments are purchased as follows for 2018:

The IMA and P&P limit the concentration of investments for the working capital portfolio and the internally managed portfolio at the time new investments are purchased as follows for 2017:

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

(b)	Beluga River Asset Retirement Obligation Fund

Funds set aside to pay for dismantling, removing, and restoring assets of the Beluga River Unit gas field were transferred from the MOA Central Treasury to a separate investment portfolio in 2017, per assembly ordinance.

The Beluga River Asset Retirement Obligation Fund is managed to maximize capital appreciation with a long-term rate of return. The Fund is authorized to invest in the following assets:

•	Domestic equities and International equities, including real estate investment trusts.
•	Investment grade dollar-denominated fixed income securities.
•	Cash and money market instruments.

The Beluga River Asset Retirement Obligation Fund limits the concentration of its investments as follows:

December 31, 2018

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

December 31, 2017

 (c)Interest Rate Risk

Interest rate risk is the risk that changes in interest rates will adversely affect the fair value of an investment. The externally managed portfolios of the Municipal Central Treasury utilize the duration method to measure exposure to interest rate risk.

Duration is a measure of an investment’s sensitivity to interest rate changes, and represents the sensitivity of an investment’s market price to a one percent change in interest rates. The effective duration of an investment is determined by its expected future cash flows, factoring in uncertainties introduced through options, prepayments, and variable rates. The effective duration of a pool is the average fair value weighted effective duration of each security in the pool.

AMC 6.50.030 requires the Working Capital Portfolio have a duration of zero to 270 days. At December 31, 2018, the Working Capital Portfolio had a duration of 1.37 years, or approximately 500 days, and was not within the targeted duration. At December 31, 2017, the Working Capital Portfolio had a duration of 0.14 years, or approximately 51 days. AMC 6.50.030 also requires that the Contingency Reserve Portfolio have an average duration within half a year of its benchmark. At December 31, 2018, the Contingency Reserve Portfolio had a duration of 1.83 years as compared to its benchmark, Barclays 1-3 Year Government Index, which had a duration of 1.90 years. At December 31, 2017, the Contingency Reserve Portfolio had a duration of 1.94 years as compared to its benchmark, Barclays 1-3 Year Government Index, which had a duration of 1.91 years. AMC 6.50.030 requires the Strategic Reserve Portfolio have a maximum duration no greater than one year in excess of its benchmark. At December 31, 2018, the Strategic Reserve Portfolio had a duration of 3.12 years as compared to its benchmark, Barclays Intermediate Government/Corporate Index, which had a duration of 2.91 years. At December 31, 2017, the Strategic Reserve Portfolio had a duration of 3.70 years as compared to its benchmark, Barclays Intermediate Government/Corporate Index, which had a duration of 3.73 years.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

The effective duration of the externally managed portfolio of the Municipal Central Treasury working capital portfolio at December 31, 2018, was 1.37 years, which is not within the targeted duration of +/-.25 years of the Merrill Lynch 90-day Treasury Bill Index, as required per Alaska Permanent Capital Management Investment Manager Agreement.  The effective duration of the contingency reserve and strategic reserve portfolios at December 31, 2018, were 1.83 years, and 3.12 years, respectively, which are within the required durations per the policy.

The effective durations of the externally managed portfolios of the Municipal Central Treasury (working capital, contingency reserve and strategic reserve) at December 31, 2017, were 0.14 years, 1.94 years, and 3.70 years, respectively, which are within the required durations per the policy

The Beluga River Asset Retirement Obligation Fund does not have Investment Policies addressing interest rate risk.

 (d)Credit Risk

Credit risk is the risk that an issuer or other counterparty to an investment will not fulfill its obligations. For fixed income securities, this risk is generally expressed as a credit rating.

At December 31, 2018, the Municipal Central Treasury’s investment in marketable debt securities, excluding U.S. Treasury and Agency securities, totaled $185,136,594. The distribution of ratings on these securities was as follows:

At December 31, 2017, the Municipal Central Treasury’s investment in marketable debt securities, excluding U.S. Treasury and Agency securities, totaled $167,959,335. The distribution of ratings on these securities was as follows:

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

At December 31, 2018 and 2017, the Beluga River Asset Retirement Obligation Fund investment in fixed income securities, including U.S. TIPS, totaled $10,472,684 and $9,163,033, respectively. The distribution of ratings on these securities was as follows:

2018	2017

(e)Concentration of Credit Risk

Concentration of credit risk is the risk of loss attributed to the magnitude of an entity’s investment in a single issuer. GASB Statement No. 40 requires disclosure when the amount invested in a single issuer exceeds 5 percent or more of total investments. Investments issued or explicitly guaranteed by the U.S. Government, as well as mutual funds and other pooled investments, are exempted from this requirement.

At December 31, 2018 and 2017, the Municipal Central Treasury and the Beluga River Asset Retirement Obligation Fund, had no investments in any single issuer exceeding 5 percent of total investments.

 (f)Custodial Credit Risk

Custodial credit risk is the risk, in event of the failure of a depository institution, that an entity will not be able to recover deposits or collateral securities in the possession of an outside party. For investments, custodial credit risk is the risk, in event of the failure of the counterparty to a transaction, that an entity will not be able to recover the value of the investment or collateral securities in the possession of an outside party. All collateral consists of obligations issued, or fully insured or guaranteed as to payment of principal and interest, by the United States of America, an agency thereof or a United States government sponsored corporation, with market value not less than the collateralized deposit balances.

AMC 6.50.030 requires that repurchase agreements be secured by obligations of the U.S. government, U.S. agencies, or U.S. government-sponsored corporations and agencies. As of December 31, 2018 and 2017 cash deposits and investments were not exposed to custodial credit risk.

  (g)  Foreign Currency Risk

Foreign currency risk is the risk that changes in exchange rates will adversely impact the fair value of an investment. The Municipality has no specific policy addressing foreign currency risk; however foreign currency risk is managed through the requirements of AMC 6.50.030 and the asset allocation policies of each portfolio.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

The Municipal Central Treasury is not exposed to foreign currency risk because AMC 6.50.030 explicitly prohibits the purchase of securities not denominated in U.S. Dollars. At December 31, 2018 and 2017, all debt obligations held in the Municipal Central Treasury were payable in U.S. Dollars.

 (h)  Fair Value Measurements

At December 31, 2018 and 2017, the Municipality had the following cash and investments, valued as follows:

•

Asset-backed securities are valued using pricing models maximizing the use of observable inputs for similar securities. This includes basing value on yields currently available on comparable securities of issuers with similar credit ratings.

•	Short-term collective investments such as money market funds are valued at amortized cost.
•

Commercial paper is valued using pricing models maximizing the use of observable inputs for similar securities. This includes basing value on yields currently available on comparable securities of issuers with similar credit ratings.

•

Corporate securities are valued using pricing models maximizing the use of observable inputs for similar securities. This includes basing value on yields currently available on comparable securities of issuers with similar credit ratings.

•	Domestic equity funds are valued at the closing price reported on the active market on which the individual funds traded.
•	Real estate funds are valued at the closing price reported on the active market on which the individual funds are traded.
•	International equity funds are valued at the closing price reported on the active market on which the individual funds traded.
•	Repurchase agreements are valued at the daily closing price as reported using the daily price quoted by the financial institution holding the investment for the Municipality.
•	U.S Treasuries are valued at the closing price reported on the active market on which the individual securities traded.
•	U.S Agencies are valued using pricing models maximizing the use of observable inputs for similar securities.
•	U.S TIPs are valued at the closing price reported on the active market on which the individual securities traded.
•

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

The Municipality utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Municipality determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principle or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•Level 1 Inputs: quoted prices for identical assets or liabilities in active markets

•Level 2 Inputs: quoted prices for similar assets or liabilities in active or inactive markets; or inputs other than quoted prices that are observable

•Level 3 Inputs: significant unobservable inputs for assets or liabilities

The Municipality categorizes its fair value measurements within the fair value hierarchy established by generally accepted accounting principles. The Municipality as a whole has the following recurring fair value measurements as of December 31, 2018  and 2017:

December 31, 2018:

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

December 31, 2018, continued

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

December 31, 2017

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

December 31, 2017, continued

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

 (4)        Capital Assets

A summary of capital assets at December 31, 2018 follows:

A summary of capital assets at December 31, 2017 follows:

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

 (5)Long‑Term Liabilities

(a)   Revenue Bonds Payable

 A  summary of revenue bonds payable consist of the following at December 31:

Debt service requirements to maturity at December 31, 2018 are as follows:

The Utility’s revenue bonds bear interest at effective rates of 3.75% to 6.5% and require the establishment of reserves over a five‑year period at least equal to the maximum annual debt service on all outstanding senior lien bonds. The senior lien revenue bond covenants further stipulate that net revenue before depreciation and amortization for each year will be equal to at least 1.35 times the debt service requirements for that year. At December 31, 2018 and 2017, the Utility had satisfied the reserve requirements and debt service covenants. The Utility has pledged future customer revenues, net of specified operating expenses, to repay revenue bonds. Proceeds from the bonds provided financing for construction and other capital improvements. The bonds are payable solely from customer net revenues and are payable through 2044. The total principal remaining to be paid on the bonds for the years ended December 31, 2018 and 2017 was $315,505,000 and $323,370,000, respectively. Principal and interest paid for the years ended December 31, 2018 and 2017 were $25,178,097 and $25,179,497, respectively. Total customer net revenues for the years ended December 31, 2018 and 2017 were $59,871,466 and $67,680,056, respectively.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

(c)	Notes Payable

In February 2012, the Assembly authorized the issuance of commercial paper in one or more series in the aggregate principal amount not to exceed three hundred million dollars ($300,000,000).

In April 2015, the Utility redeemed all outstanding commercial paper and entered into a short-term borrowing agreement with Wells Fargo Municipal Capital Strategies, LLC, herein referred to as the Direct Drawdown Purchase Program (DDPP). This borrowing program continued to fulfill the purpose of the Commercial Paper program, but at a lower aggregate fee and interest cost to the Utility over the life of the program. The DDPP was used by the Utility to complete construction of Generation Plant 2A. At December 31, 2016 the outstanding balance of DDPP notes payable was $181,000,000. During 2017, $10,900,000 was drawn down for completion of Generation Plant 2A. On November 30, 2017 the loan term was extended to November 29, 2019. No further drawdowns are anticipated. The Utility intends to extend the loan under the same terms until December 31, 2020.

At December 31, 2018 and 2017 the balance was $191,900,000. The notes are reflected as long-term notes payable on the Utility’s Statement of Net Position, as the principal is not expected to be paid within one year.

The following is a summary of long-term liability activity as of December 31, 2018 and 2017:

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

(6)   Net Position

Net position is composed of the following at December 31:

 (7)Retirement Plans

Substantially all regular employees of the Utility are covered by one of the following plans:

(a)IBEW Plans

Defined Benefit Plan

The Utility’s IBEW members participate in a cost‑sharing defined benefit plan, the Alaska Electrical Pension Plan of the Alaska Electrical Pension Fund  (IBEW Plan). The Alaska Electrical Trust Funds (AETF) Board of Trustees administers the IBEW Plan and has the authority to establish and amend benefit terms and approve changes in employer required contributions.  Each year, AETF issues annual financial reports that can be obtained by writing the plan administrator, Alaska Electrical Pension Trust, 2600 Denali Street, Suite 200, Anchorage, Alaska, 99503. The Utility had 166 and 176 employees covered by the Plan as of December 31, 2018 and 2017, respectively.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

The IBEW Plan provides several levels of retirement benefits, including early retirement, normal retirement, late retirement, and disability retirement and includes several options for spouse participation and death benefits. The Utility contributes to the IBEW Plan for its covered employees according to the terms of its Agreement Covering Terms and Conditions of Employment (Agreement) with the IBEW Local 1547. The Agreement in effect during January and February 2017 expired on December 31, 2016. A new agreement was approved subsequent to year end and is effective from February 28, 2017 to December 31, 2019. The Agreement automatically renews for a period of one year from its expiration date and for successive periods of one year each thereafter for so long as there is no proper notification of an intent to negotiate a successor Agreement.

Employer contributions are determined from hours of work reported by participating employers and the contractual employer contribution rate in effect. The Utility’s required contribution to the IBEW Plan for each hour for which compensation is paid to the employee for January 1, 2018 to December 31, 2018 was $7.95, February 28, 2017 to December 31, 2017 was $7.85, and from January 1, 2016 to February 27, 2017 was $7.75.  The Utility’s total employer contributions to the IBEW Plan for 2018 and 2017 were $3,382,920 and $3,272,545, respectively. The Utility had $119,769 and $251,784 in required contributions to the IBEW Plan payable to AETF at December 31, 2018 and 2017, respectively. These amounts are paid during the normal course of business in the month following each year end. The Utility is not subject to withdrawal penalties, nor are there any future minimum payments to the IBEW Plan required other than the contribution per hour compensated as required by the Agreement.

Defined Contribution Plan - Money Purchase Plan

The Agreement requires employer contributions to be made in an amount of 1.9% of each employee’s gross wages to the Alaska Electrical Workers Money Purchase Plan (Money Purchase Plan). The Utility’s employer and employee contributions to the Money Purchase Plan during 2018 were $437,345 and $89,841, respectively. The Utility’s employer and employee contributions to the Money Purchase Plan during 2017 were $499,127 and $98,610, respectively. One hundred percent (100%) of the Utility’s required contributions to the IBEW plans have been made through these contributions to the AETF.

(b)  State of Alaska Public Employees’ Retirement System Defined Benefit Plan (PERS I-III)

General Information About the Plan

The Municipality participates in the Alaska Public Employees’ Retirement System (PERS I-III or the Plan). PERS I-III is a cost-sharing multiple employer plan which covers eligible State and local government employees, other than teachers. The Plan was established and is administered by the State of Alaska Department of Administration. Benefit and contribution provisions are established by State law and may be amended only by the State Legislature.

The Plan provides for retirement, death and disability, and post-employment health care benefits. There are three tiers of employees, based on entry date. For all tiers within the Defined Benefit (DB) plan, full retirement benefits are generally calculated using a formula comprised of a multiplier times the average monthly salary (AMS) times the number of years of service. The multiplier is increased at longevity milestone markers for most employees.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

The tiers within the Plan establish differing criteria regarding normal retirement age, early retirement age, and the criteria for calculation of AMS, COLA adjustments, and Other Post-Employment Benefits (OPEB) benefits.

A complete benefit comparison chart is available at the website noted below.

The Plan is included in a comprehensive annual financial report that includes financial statements and other required supplemental information. That report is available via the internet at http://doa.alaska.gov/drb/pers. Actuarial valuation reports, audited financial statements, and other detailed plan information are also available on this website. They may be obtained by writing to the State of Alaska, Department of Administration, Division of Retirement and Benefits, P.O. Box 110203, Juneau, Alaska, 99811‑0203 or by phoning (907) 465‑4460.

The PERS I-III DB Plan was closed to new entrants effective June 30, 2006. New employees hired after that date participate in the PERS IV Defined Contribution (DC) Plan described later in this note.

Historical Context and Special Funding Situation

In April 2008, the Alaska Legislature passed legislation converting the previously existing PERS plan from an agent-multiple employer plan to a cost-sharing plan with an effective date of July 1, 2008. In connection with this conversion, the State of Alaska passed additional legislation which statutorily capped the employer contribution rate, established a state funded “on-behalf” contribution (subject to funding availability), and required that employer contributions be calculated against all PERS eligible wages, including wages paid to participants of the PERS Tier IV defined contribution plan described later in this note.

Alaska Statute requires the State of Alaska to contribute to the Plan an amount such that, when combined with the employer contribution, is sufficient to pay the Plan’s past service liability contribution rate as adopted by the Alaska Retirement Management Board.

Although current statutes call for the State of Alaska to contribute to the Plan, the Alaska Department of Law determined that the statute does not create a legal obligation to assume the liabilities of the Plan; rather it establishes a contribution mechanism to provide employer relief against the rising contribution rates. This relief payment is subject to funding availability, and therefore not legally mandated. As a result, the State initially determined that the Plan is not in a special funding situation. Following much discussion with various stakeholders, participant communities, attorneys, auditors, and the GASB itself, the State has subsequently reversed its position on this matter, and as of June 30, 2015, the State did record the liability presuming that the current statute does constitute a special funding situation as the legislation is currently written. It is important to note that the Alaska Legislature has the power and authority to change the aforementioned statute through the legislative process, and it is likely that the State will pursue efforts to do so in a future legislative session. For the current year financial statements, management has treated AS 39.35.255 as constituting a special funding situation under GASB Statement No. 68 rules and has recorded all pension related liabilities, deferred inflows and outflows of resources, and disclosures on this basis.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

Employee Contribution Rates

Regular employees are required to contribute 6.75 percent of their annual covered salary.

Employer and Other Contribution Rates

There are several contribution rates associated with the pension and healthcare contributions and related liabilities. These amounts are calculated on an annual basis.

Employer Effective Rate

This is the contractual employer pay-in rate. Under current legislation, this rate is statutorily capped at 22 percent of eligible wages, subject to a wage floor, and other termination events. This 22 percent rate is calculated on all PERS participating wages, including those wages attributable to employees in the defined contribution plan. Contributions derived from the defined contribution employees are referred to as the Defined Benefit Unfunded Liability (DBUL) contribution.

Alaska Retirement Management Board (ARM) Adopted Rate

This is the rate formally adopted by the ARM Board. This rate is actuarially determined and used to calculate annual Plan funding requirements, without regard to the statutory rate cap or the GASB accounting rate. Prior to July 1, 2015, there were no constraints or restrictions on the actuarial cost method or other assumptions used in the ARM Board valuation. Effective July 1, 2015, the Legislature requires the ARM Board to adopt employer contribution rates for past service liabilities using a level percent of pay method over a closed 25 year term which ends in 2039. This will result in lower ARM Board Rates in future years (as demonstrated in the contribution rate tables below).

On-behalf Contribution Rate

This is the rate paid in by the State as an on-behalf payment under the current statute.  The statute requires the State to contribute, based on funding availability, an on-behalf amount equal to the difference between the ARM Board Rate and the Employer Effective Rate. In the financial statements, the on-behalf amounts reflect revenue and expense only during the measurement period July 1, 2017 to June 30, 2018, in which the Plan recognizes the payments, resulting in a significant timing difference between the cash transfers and revenue and expense recognition. Total on-behalf amounts recognized as of the measurement period are actuarially calculated.

GASB Rate

This is the rate used to determine the long-term pension and healthcare liability for plan accounting purposes in accordance with generally accepted accounting principles as established by GASB. Certain actuarial methods and assumptions for this rate calculation are mandated by GASB. Additionally, the GASB Rate disregards all future Medicare Part D payments. For Fiscal Years 2018 and 2017, the GASB rate uses an 8 percent pension and healthcare discount rate.

The GASB Rate and the ARM Board Adopted Rate differ significantly as a direct result of variances in the actuarial methods and assumptions used.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

Contribution rates for the years ended June 30, 2017 and June 30, 2018 were determined in the June 30, 2015 and June 30, 2016 actuarial valuations, respectively. Municipality contribution rates for the 2018 and 2017 calendar year were as follows:

In 2018 and 2017, the Utility’s proportionate share of the Municipality’s share was 3.14 and 3.53 percent, respectively and was credited with the following contributions into the pension plan.

In addition, employee contributions to the Plan totaled $264,652 and $289,916 during the Utility’s calendar years 2018 and 2017, respectively.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

Pension Liabilities, Pension Expense, Deferred Outflows of Resources and Deferred Inflows of Resources Related to Pensions

The Utility’s portion of the Municipality’s liabilities, pension expense, deferred outflows and inflows of resources related to pensions are based on its share of the Municipality’s contributions to the plan in the current year. Those proportions are 3.14% and 3.53% at December 31, 2018 and 2017, respectively.

At December 31, 2018 and 2017, the Municipality reported a liability for its proportionate share of the net pension liability (NPL) that reflected a reduction for State pension support provided to the Municipality. The amount recognized by the Municipality and the Utility for their proportional share, the related State proportion, and the total were as follows:

The total pension liability for the June 30, 2018 measurement date was determined by an actuarial valuation as of June 30, 2017 rolled forward to June 30, 2018 to calculate the net pension liability as of that date. The total pension liability for the June 30, 2017 measurement date was determined by an actuarial valuation as of June 30, 2016 rolled forward to June 30, 2017 to calculate the net pension liability as of that date. The Municipality’s proportion of the net pension liability was based on a projection of the Municipality’s long-term share of contributions to the pension plan relative to the projected contributions of all participating entities, including the State, actuarially determined. At the June 30, 2018 measurement date, the Utility’s proportion was .2286 percent, which was an increase of .0087 percent from its proportion measured as of June 30, 2017. At the June 30, 2017 measurement date, the Utility’s proportion was .2373 percent, which was a decrease of .0327 percent from the prior year.

The Utility recognized pension expense of ($1,504,718) and $573,752 for the year ended December 31, 2018 and December 31, 2017, respectively, of which $154,073 and $336,953 were recorded as on-behalf revenue and expense for additional contributions paid by the State.

At December 31, 2018 and 2017, the Utility reported deferred outflows of resources and deferred inflows of resources related to pensions from the following sources:

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

At December 31, 2018, the $491,593 reported as deferred outflows of resources related to pensions resulting from contributions subsequent to the measurement date will be recognized as a reduction in the net pension liability in the year ended December 31, 2019. Other amounts reported as deferred outflows of resources and deferred inflows of resources related to pensions will be recognized in pension expense as follows:

Actuarial Assumptions

The total pension liability for the measurement period ended June 30, 2018 was determined by an actuarial valuation as of June 30, 2017, using the following actuarial assumptions, applied to all periods included in the measurement, and rolled forward to the measurement date of June 30, 2018. The total pension liability for the measurement period ended June 30, 2017 was determined by an actuarial valuation as of June 30, 2016, using the following actuarial assumptions, applied to all periods included in the measurement, and rolled forward to the measurement date of June 30, 2017. The actuarial assumptions used in the June 30, 2017 actuarial valuation (latest available) were based on the results of an actuarial experience study for the period from July 1, 2009 to June 30, 2013, resulting in changes in actuarial assumptions adopted by the Alaska Retirement Management Board to better reflect expected future experience. There were no changes to the actuarial assumptions for 2018 and 2017.

The long-term expected rate of return on pension plan investments was determined using a building-block method in which best-estimate ranges of expected future real rates of return (expected returns, net of pension plan investment expense and inflation) are developed for each major asset class.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

These ranges are combined to produce the long-term expected rate of return by weighting the expected future real rates of return by the target asset allocation percentage and by adding expected inflation. The best estimates of arithmetic real rates of return for each major asset class included in the pension plan’s target asset allocation as of the measurement period June 30, 2018 and 2017 are summarized in the following table (note that the rates shown below exclude the inflation component):

Discount Rate

 The discount rate used to measure the total pension liability was 8 percent in 2018 and 2017. The projection of cash flows used to determine the discount rate assumed that Employer and State contributions will continue to follow the current funding policy which meets State statutes. Based on those assumptions, the pension plan's fiduciary net position was projected to be available to make all projected future benefit payments of current plan members. Therefore, the long-term expected rate of return on pension plan investments was applied to all periods of projected benefit payments to determine the total pension liability.

Discount Rate Sensitivity

The following presents the Utility’s proportionate share of the net pension liability calculated using the discount rate of 8 percent, as well as what the Utility’s proportionate share of the net pension liability would be if it were calculated using a discount rate that is 1-percentage-point lower (7 percent) or 1-percentage-point higher (9 percent) than the current rate:

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

    June 30, 2018

June 30, 2017

 Pension Plan Fiduciary Net Position

Detailed information about the pension plan’s fiduciary net position is available in the    separately issued PERS financial report.

(c)   State of Alaska Public Employees’ Retirement System Defined Contribution Plan (PERS IV)

Plan Information

The Municipality participates in the Alaska Public Employees’ Retirement System (PERS IV or (Plan). PERS IV is a Defined Contribution (DC) plan which covers eligible State and local government employees, other than teachers. The Plan was established and is administered by the State of Alaska Department of Administration. Benefit and contribution provisions are established by State law and may be amended only by the State Legislature.

The Plan is included in a comprehensive annual financial report that includes financial statements and other required supplemental information. That report is available via the internet at http://doa.alaska.gov/drb/pers. Actuarial valuation reports, audited financial statements, and other detailed plan information are also available on this website. They may be obtained by writing to the State of Alaska, Department of Administration, Division of Retirement and Benefits, P.O. Box 110203, Juneau, Alaska, 99811 0203 or by phoning (907) 465 4460.

Plan Participation and Benefit Terms

The Plan is governed by Section 401(a) of the Internal Revenue Code. A portion of employee wages and a matching employer contributions are made to the Plan before tax. These contributions plus any change in value (interest, gains and losses), and minus any Plan administrative fees or other charges, are payable to the employee or the employee’s beneficiary at a future date. The Plan is a participant-directed plan with investment options offered by providers that are selected by the ARM Board.

Employees first enrolling into PERS after July 1, 2006 participate in PERS IV. PERS IV is a defined    contribution retirement plan that includes a component of defined benefit post-employment health care.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

Plan Contribution Requirements

The Plan requires both employer and employee contributions. Employees may make additional contributions into the Plan, subject to limitations. Contribution rates are as follows:

 (d)    State of Alaska Public Employees’ Retirement System OPEB Plans

General Information About the Plans

As part of its participation in the PERS Defined Benefit Plan (Tiers I, II, III), which is a cost-sharing multiple employer plan, the Utility participates in the Alaska Retiree Healthcare Trust (ARHCT), Retiree Medical Plan (RMP) and Occupational Death and Disability Plan (ODD). The ARHCT is self-funded and provides major medical coverage to retirees of the Defined Benefit Plan. Benefits vary by Tier level. The RMP provides major medical coverage to retirees of the PERS Defined Contribution Plan (Tier IV). The ODD provides death benefits for beneficiaries of plan participants and long-term disability benefits to all active members within PERS. The Plans are administered by the State of Alaska, Department of Administration. They may be obtained by writing to the State of Alaska, Department of Administration, Division of Retirement and Benefits, P.O. Box 110203, Juneau, Alaska, 99811-0203 or by phoning (907) 465-4460.

Employer Contribution Rate

The Utility is required to contribute the following percentages of covered payroll into the OPEB plans: ARHCT, 4.88%, ODD, 0.43%, and RMP, 1.03%. Employees do not contribute. In 2018, the Utility was credited with the following contributions to the OPEB plans:

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

OPEB Liabilities, OPEB Expense, and Deferred Outflows of Resources and Deferred Inflows of Resources Related to OPEB Plans

At December 31, 2018, the Utility reported a liability for its proportionate share of the net OPEB liabilities (NOL) that reflected a reduction for State OPEB support provided to the Utility. The Utility reported a net OPEB asset (NOA) for ODD. The amount recognized by the Utility for its proportional share, the related State proportion, and the total were as follows:

The total OPEB liabilities for the June 30, 2018 measurement date was determined by an actuarial valuation as of June 30, 2017 rolled forward to June 30, 2018 to calculate the net OPEB liabilities as of that date. The Utility’s proportion of the net OPEB liabilities were based on a projection of the Utility’s long-term share of contributions to the OPEB plans relative to the projected contributions of all participating entities, actuarially determined. The Utility’s proportionate share at the June 30, 2018 measurement date increased over the proportionate share as of the June 30, 2017, as shown below.

As a result of its requirement to contribute to the Plans, the Utility recognized net OPEB expense of ($8,830), which includes $89,409 of on-behalf expense, and on-behalf revenue of $89,409 for actuarially calculated support provided by the State for the AHRCT plan. At December 31, 2018, the Utility reported deferred outflows of resources and deferred inflows of resources related to OPEB plans from the following sources:

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

The $201,633 reported as deferred outflows of resources related to OPEB resulting from contributions made subsequent to the measurement date will be recognized as a reduction in the net OPEB liability in the year ended December 31, 2019. Other amounts reported as deferred outflows of resources and deferred inflows of resources related to OPEB will be recognized in OPEB expense as follows:

Actuarial Assumptions

The total OPEB liability for the measurement period ended June 30, 2018 (Utility calendar year 2018) was determined by an actuarial valuation as of June 30, 2017, using the following actuarial assumptions, applied to all periods included in the measurement, and rolled forward to the measurement date of June 30, 2018. The actuarial assumptions used in the June 30, 2017 actuarial valuation (latest available) were based on the results of an actuarial experience study for the period from July 1, 2009 to June 30, 2013, resulting in changes in actuarial assumptions adopted by the Alaska Retirement Management Board to better reflect expected future experience.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

The long-term expected rate of return on OPEB plan investments was determined using a building-block method in which best-estimate ranges of expected future real rates of return (expected returns, net of postretirement healthcare plan investment expense and inflation) are developed for each major asset class. These ranges are combined to produce the long-term expected rate of return by weighting the expected future real rates of return by the target asset allocation percentage and by adding expected inflation. The best estimates of arithmetic real rates of return for each major asset class are summarized in the following table (note that the rates shown below exclude the inflation component):

Discount Rate

The discount rate used to measure the total OPEB liability was 8.00% for each plan. The projection of cash flows used to determine the discount rate assumed that employer and State contributions will continue to follow the current funding policy which meets State statutes. Based on those assumptions, the OPEB plan's fiduciary net position was projected to be available to make all projected future benefit payments of current plan members. Therefore, the long-term expected rate of return on OPEB plan investments was applied to all periods of projected benefit payments to determine the total OPEB liability for each plan.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

Discount Rate Sensitivity

The following presents the Utility’s proportionate share of the net OPEB liabilities calculated using the discount rate of 8.00%, as well as what the Utility’s proportionate share of the net OPEB liabilities would be if it were calculated using a discount rate that is 1-percentage-point lower (7.00%) or 1-percentage-point higher (9.00%) than the current rate:

Healthcare Cost Trend Rate Sensitivity

The following presents the Utility’s proportionate share of the net OPEB liabilities as of June 30, 2018, calculated using the healthcare cost trend rates as summarized in the 2018 actuarial valuation report, as well as what the respective Plan’s net OPEB liability would be if it were calculated using trend rates that are one-percentage-point lower or one-percentage-point higher than the current healthcare cost trend rates (in thousands):

OPEB Plan Fiduciary Net Position

Detailed information about the OPEB plan’s fiduciary net position is available in the separately issued PERS financial report.

(e)   State of Alaska Public Employees’ Retirement System Defined Contribution OPEB Plan

General Information About the Plans

Defined Contribution Pension Plan participants (PERS Tier IV) participate in the Occupational Death and Disability Plan (ODD), and the Retiree Medical Plan (RMP). Information on these plans is included in the comprehensive annual financial report for the PERS Plans noted above. These plans provide for death, disability, and postemployment healthcare benefits.

Employer Contribution Rates

Employees do not contribute to the Defined Contribution OPEB plans. Employer contribution rates for the year ended December 31, 2018 were as follows:

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

Healthcare Reimbursement Arrangement

In addition, PERS defined contribution members also participate in the Health Reimbursement Arrangement. AS 39.30.370 requires that the employer contribute “an amount equal to three percent of the employer’s average annual employee compensation of all employees of all employers in the plan”. Prior to July 1, 2018 a flat rate of approximately $2,084 per year for full time employees and $1.34 per part time hour worked was paid. For pay periods ending after July 1, 2018, a flat rate of approximately $2,103 per year for full time employees and $1.35 per part time hour worked were paid.

The Utility contributed $159,988 and $127,200 to PERS IV for retirement and retiree medical    on behalf of its employees for the years ended December 31, 2018 and 2017, respectively. The Utility also contributed  $79,922 and $66,221 for Health Reimbursement Arrangement for 2018 and 2017, respectively. Employee contributions to the Plan totaled $256,006 and 203,507 for 2018 and 2017, respectively.

Annual Postemployment Healthcare Cost

In 2018, the Utility contributed $122,740 in Defined Contribution OPEB costs. These amounts have been recognized as expenses.

(8)Commitments and Contingencies

The Utility, in the normal course of its activities, is involved in various claims and pending litigation. In the opinion of management and the Municipality’s legal department, the disposition of these matters is not expected to have a material adverse effect on the Utility’s financial statements.

(a)Environmental

Fuel/Polychlorinated Biphenyl (PCB) Contaminated Sites at Hank Nikkels Power Plant 1 and Operations/Dispatch Center

During the 1964 earthquake, approximately 250,000‑400,000 gallons of diesel fuel spilled on the ground. Based on numerous environmental investigations, the spill impacted soil and groundwater at the Hank Nikkels Power Plant 1 and properties west/northwest of the plant. During the 2006-2007 subsurface investigation, in addition to diesel contamination known from the 1964 spill, PCBs were detected in the soil. All soil disturbing activities at the site are governed by the Risk-Based Disposal Plan (RBDP) administered by the Alaska Department of Environmental Conservation (ADEC) and the Environmental Protection Agency (EPA).

In May 2017 the Utility conducted PCB cleanup activities at the plant and paved the surface of the cleanup area in accordance with the 2008 RBDP approved by EPA and ADEC. The Utility recorded a liability for estimated cleanup costs of $760,000 at December 31, 2016. At December 31, 2017 the liability remained at $511,787. All cleanup activities were considered to be performed and the liability was discharged during 2018.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

In 2009 PCB contaminated soil was discovered near the Operations/Dispatch building during excavation to install water lines for a fire suppression system. In 2010 and 2015 additional site investigations were conducted to determine a horizontal and vertical extent of PCB contamination.  Following the soil investigations the Utility performed monitoring of groundwater at the site and in the vicinity during 2015 and 2016. Analytical results indicated no off-site migration of PCBs. The Utility is waiting on EPA’s review of the site data and further decisions. The cost associated with any further actions cannot be determined at this time.

Petroleum Contaminated Sites and Spill Cleanup

In 2017, ADEC conducted a review of three contaminated sites that have a long history of monitoring and identified two sites that qualified for cleanup complete status and one site (Transformer Shop) that could possibly qualify for the Cleanup Complete with Institutional Controls status if the Utility conducts additional sampling.

In 2018 based on an ADEC request, the Utility conducted a vapor intrusion assessment associated with the old petroleum contamination in the subsurface near and under the Transformer Shop.  The assessment concluded that there were no petroleum vapors entering the Transformer Shop from the subsurface. In response to the assessment, ADEC requested to continue biennial groundwater monitoring at this site and include additional volatile organic compounds into the monitoring program. The Utility intends to prepare a work plan with additional testing for the 2020 biennial groundwater monitoring. As a result of the November 30, 2018 earthquake, a few transformers failed and oil was spilled to the ground. The utility performed an initial cleanup upon discovery of the spills and an additional assessment in the spring. The Utility does not anticipate material environmental liability associated with these spills.

Compliance with Air Quality Permits

The Utility owns three turbines that are subject to hourly and annual emissions limits emission controls for criteria pollutants, NOx and CO.  In addition to maintaining continuous emission monitoring systems (CEMS) on each turbine, the two newly installed turbines requires operation with post-combustion emission controls. EPA regulations require annual third party emissions testing to assure accuracy of the CEMS. Newly installed turbines have significant emissions reductions compared to the existing turbines, however maintaining emissions control equipment and performing all testing required by EPA will add to the overall environmental compliance cost. The Utility will oversee environmental compliance and contract qualified third-party experts to perform necessary services. Environmental permitting and compliance will continue to require a consultant’s expertise. The cost of compliance cannot be determined at this time.

(b)   Petroleum Production Tax (PPT)

For tax year 2018, the Utility estimated that its PPT liability under AS 43.55.011(e) for non-royalty gas is zero and its liability under AS 43.44.011(i) for private royalty gas is $4,370. Monthly installment payments from February 2018 through January 2019 totaled $104,554.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

For tax year 2017, the Utility estimated that its PPT liability under AS 43.55.011(e) for non-royalty gas is $604,171 and its liability under AS 43.44.011(i) for private royalty gas was $5,209. Monthly installment payments from February 2017 through January 2018 totaled $609,380.

(c)   Petroleum Production Credits

Pursuant to AS 43.55.023, the Utility applies for Alaska oil and gas tax credits from the State of Alaska Department of Revenue (DOR). The Utility records the receipt of cash from tax credits as a restricted investment and as a deferred inflow of resources for the benefit of customers. During 2018 and 2017, the Utility did not apply for tax credits. During 2017, the Utility received cash payments of $20,294 for calendar year 2015 credits. The amounts received by the Utility are subject to final resolution of DOR audits, and are not recorded until cash is received.

(d)     Contractual Commitments

The Utility has purchase commitments to contractors and suppliers at December 31, 2018 of approximately $7.8 million.  Those commitments are for contracts, materials and services related to construction of the Utility’s generation and distribution system assets, regulatory filings and contracted billing services. Construction of plant assets is financed with contributions in aid of construction and Utility equity, and operating commitments are financed with Utility revenues.

 (9)Regulatory Matters

(a)Beluga River Unit Underlift Settlements

Until April 2016 the Utility owned a one-third interest in annual production of the BRU.  Its field partners at that time – CPAI and Hilcorp Alaska, LLC - each also owned a one-third interest in BRU production.  Every BRU owner has a right to take a portion of annually produced gas proportionate to its interest.

In 2005 the Utility underlifted (i.e. took less than its interest in BRU’s annual output) and accepted a monetary settlement from its field partners.  These funds were deposited in a Future Natural Gas Purchases Account (FGP), and the Utility recorded deferred inflows of resources for future natural gas purchases.  The balances of the Future Natural Gas Purchases Account, as of December 31, 2018 and 2017 were $17,934,651 and $17,230,809, respectively.

In 2015 the Utility petitioned the RCA for authorization to apply 2014 underlift settlement proceeds to reduce its GTP in effect from July 1, 2016 through June 30, 2017.  The RCA approved the Utility’s unopposed proposal in Order U-15-116(2), dated March 10, 2016.

In April 2016 the Utility purchased 70% of CPAI’s one-third interest in the BRU.  The RCA approved the Utility’s request in Order U-16-012(14), dated April 21, 2016, to utilize a closing underlift settlement from CPAI of $13,177,726 towards financing this acquisition.  See Note 9(f).

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

(b)Regulatory Debits/Credits

The Utility files a COPA rate quarterly with the RCA to recover cost of power expenses not recovered in base rates.    The COPA calculation is based on the projected cost of fuel and purchased power for the applicable quarter, the projected kilowatt hour sales for the applicable quarter, and the over- or under- recovered balance in the cost of power clearing account.  The Utility records in the cost of power clearing account an asset with an offsetting credit to a contra revenue account for under recovered costs or a liability and an offsetting debit to a contra revenue account for over recovered costs.  The Utility under-recovered as of December 31, 2018 in the amount of $1,904,402 and over-recovered as of December 31, 2017 in the amount of $4,589,934.

Prior to October 24, 2017, the Utility annually set the GTP with its third quarter COPA filings.    (See Note 9 (g) for the new schedule in filing the GTP.)    Through the GTP, the Utility recovers the Gas Fund’s annual revenue requirement associated with the Utility’s ownership interest in the BRU and any over or under recovery from the prior year.  The Utility records in the cost of Gas Transfer Price Clearing Account an asset and a credit to an expense account for under-recovered costs or a liability and debit to an expense account for over-recovered costs.  The Utility under-recovered as of December 31, 2018 in the amount of $4,793 and over-recovered as of December 31, 2017 in the amount of $7,394,724.

(c)Deferred Regulatory Liability for Gas Sales

Revenue from third party sales of natural gas produced at the BRU is excluded from the GTP calculation.  These funds, net of royalties and the ARO surcharge, are recorded in the Utility’s Future BRU Construction or Natural Gas Purchases account, reported on the statement of net position as deferred inflows of resources, and referred to for regulatory purposes as the Deferred Regulatory Liability from Gas Sales (DRLGS) Account. These funds are to be used for future BRU construction or natural gas purchases.  The balances of the DRLGS account, as of December 31, 2018 and 2017,  were $8,077,741 and $25,002,529, respectively.

(d)Asset Retirement Obligation Sinking Fund

ARO expenses associated with future abandonment of the BRU are funded through a surcharge to the Utility’s GTP.  This surcharge is deposited into a sinking fund.  As of December 31, 2018 and 2017, the sinking fund account balances were $13,915,853 and $13,198,877, respectively.

(e)Revenue Requirement Studies

On December 30, 2016 the Utility filed a petition with the RCA, based on a 2015 test year revenue requirement study, for interim and permanent across-the-board rate increases in energy and demand charges in order to recover costs associated with its construction of Plant 2A.  The Utility requested a 29.49% interim and refundable rate increase, based on RCA approval of the Utility’s proposed rate stabilization plan (RSP).  On February 13, 2017 the RCA granted the Utility an interim and refundable rate increase of 37.30%, denied approval of the Utility’s proposed RSP, and suspended the Utility’s request into Docket U-17-008 for further investigation. A public hearing was held on this matter that began on November 16, 2017, and continued through December 21, 2017.  The RCA issued a final order on March 23, 2018 [U-17-008(13)] approving a 37.32% increase in the revenue requirement.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

In two separate submittals at the Superior Court, Providence Health and Services (PHS) appealed the decision by the RCA on (1) Order 10 – refund order and (2) Order 13 - final order.  The Superior Court rendered an Order on Order 13 (final order) on May 20, 2019 – reversing and remanding the RCA Order 13 for further proceedings consistent with the Superior Court’s Order and the reasons that supported the Order.

(f)Acquisition of CPAI’s Interest in the BRU

In Order U-16-012(14), dated April 21, 2016, the RCA granted a joint petition filed by the Utility and CEA requesting approval of a purchase and sale agreement for the acquisition of CPAI’s one-third interest in the BRU.  The total purchase price was $152 million, with the Utility acquiring 70% of that interest for $106.4 million and CEA the remaining 30% for $45.6 million.  The Utility funded its share of the acquisition with DRLGS and Future Natural Gas Purchases Account funds, cumulative and underlift proceeds owed to it by CPAI. With this purchase the Utility has a 56.67% interest in the BRU.

 (g)    BRU Ratemaking and Accounting Treatment – Aggregate BRU Interest

On June 20, 2016, the Utility filed for approval from the RCA for some changes in the ratemaking and accounting treatment applicable to the Aggregate BRU Interest. Ruling under Docket U-16-060(12), the RCA granted in part the request on October 24, 2017.  The use of rate base/rate of return (RB/ROR) methodology to calculate the gas fund revenue requirement beginning in 2019 was approved.    The use of a system-wide weighted average cost of capital (WACC) for calculating the gas fund revenue requirement was approved.  The RCA also approved the inclusion of depletion expense using the units of production methodology for calculating the gas fund revenue requirement.

Because the GTP is one component of the COPA and Small Facility Power Purchase Rate (SFPPR), several 2017 tariff advice filings were suspended and were filed under Docket U-16-073.  On October 24, 2017, these were approved and made permanent.

(h)Bradley Lake Transmission

Homer Electric Association, Inc. (HEA) filed a rate case on November 15, 2013 requesting RCA’s approval of postage stamp rates for Bradley Lake energy wheeled over HEA’s system.  The Utility intervened, arguing in part that the Bradley Lake Agreements govern the obligations of Bradley Lake participants and that the RCA was statutorily precluded, under AS 42.05.431(c), from reviewing these wheeling rates.  On June 30, 2014, the RCA issued an order establishing interim rates for wheeling Bradley Lake energy from the Soldotna to Quartz Creek Substations.  The parties appealed to the state superior court, which ruled May 27, 2015 that the RCA lacks jurisdiction over Bradley Lake wheeling rates.  All parties appealed this decision to the Alaska Supreme Court.  The parties engaged in lengthy mediation, and filed reply briefs with the Alaska Supreme Court.  Oral arguments before the Alaska Supreme Court were heard May 31, 2018.     On February 22, 2019, the Supreme Court issued an opinion affirming the Superior Court’s decision reversing the RCA’s order.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

(i)	Potential acquisition of the Utility by CEA

On April 1, 2019, CEA filed a petition at the RCA requesting necessary approvals for acquiring the Utility from the Municipality and requesting an amendment of Certificate of Public Convenience and Necessity (CPCN) No. 8 to reflect the acquired service territory.  This filing is assigned docket U-19-020.  CEA has agreed to acquire most of the assets of the Utility from the Municipality.  CEA and the Municipality have agreed to a transaction in which CEA will purchase most of the Utility’s assets and the generation output of the Utility’s share of the Eklutna Hydroelectric Project for a term of 35 years.

On April 5, 2019, the Municipality applied for approval from the RCA to amend its CPCN No. 121 to consist solely of wholesale bulk power sales at the Eklutna generation plant. The Municipality also applied to terminate the restriction on payment of dividends to the Municipality initially imposed by Order No. U-13-184(22).  This filing was assigned docket U-19-021.

On May 8, 2019, the RCA ordered the consolidation of U-19-020 and U-19-021.  A scheduled hearing starts on August 27, 2019 and continuing as necessary through September 17, 2019.  The statutory timeline for issuance of a final order by the RCA in these consolidated dockets is November 19, 2019.

(j)	Petition to Adjust Depreciation Rates

On December 31, 2018, the Utility filed a petition at the RCA for approval of revised depreciation rates (docket U-18-121).  The study was based on the Utility’s electric plant balances and continuing property records as of December 31, 2017.  The Utility requested that the depreciation rates be approved for implementation as of the next accounting month following final approval by the RCA.  It is expected that the RCA will issue a final order on the proposed depreciation rates on or before June 30, 2019.  If approved, rates will be effective July 1, 2019.

 (10)   Risk Management and Self Insurance

The Municipality is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; errors and omissions; illness of and injuries to employees; unemployment; and natural disasters. The Municipality utilizes three risk management funds to account for and finance its uninsured risks of loss.

The Municipality provides coverage up to the maximum of $3,000,000 per occurrence for automobile and general liability claims and for each workers’ compensation claim. No settled claim exceeded this commercial coverage in 2018, 2017 or 2016.

Unemployment compensation expense is based on actual claims paid by the State of Alaska and reimbursed by the Municipality.

The Utility participates in the Municipality’s risk management program and makes payments to the Municipality through inter-governmental charges based on actuarial estimates of the amounts needed to pay prior and current year claims (See Note 1(o).) The Utility does not include any portion of the Municipality’s claims payable among its liabilities on the Statements of Net Position.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

(11)   Other Matters

(a)Eklutna Hydroelectric Project

On October 2, 1997, the ownership of the Eklutna Hydroelectric Project was formally transferred from the Alaska Power Administration, a unit of the United States Department of Energy, to the three participating utilities: the Utility, CEA and Matanuska Electric Association (MEA). The project is jointly owned and operated by the participating utilities and each contributes their proportionate share for operation, maintenance, and capital improvement costs, as well as maintenance of the transmission line between Anchorage and the hydroelectric plant. The Utility has a 53.33% ownership interest in the project and recorded costs of $808,836 and $2,300,574 in 2018 and 2017, respectively.

 (b)Bradley Lake Hydroelectric Project

The Utility agreed to acquire a portion of the output of the Bradley Lake Hydroelectric Project (Project) pursuant to a Power Sales Agreement (Agreement). The Agreement specifies the Utility acquire 25.9% of the output of the Project.

The Project went on line September 1, 1991.  The Utility made payments to the Alaska Energy Authority (AEA) of $5,028,039 in 2018 for its portion of costs, and received 102,307 megawatt hours of power from the Project. In 2017 the Utility paid $4,669,706 and received 95,933 megawatt hours. The Utility received a budget surplus refund in the amount of $374,372 for 2018.  The Utility’s estimated cost of power from the Project for 2019 is $4,997,622.

AEA issued the Power Revenue Bonds, First and Second Series in September 1989 and August 1990, respectively, for the long term financing of the construction costs of the Project.  On July 1, 2010, AEA issued $28,800,000 principal amount of Power Revenue Bonds, Sixth Series.  The Sixth Series Bonds were issued for the purpose of refunding the Power Revenue Bonds, Fifth Series Bonds to take advantage of lower interest rates.  The total amount of debt outstanding as of December 31, 2018 is $33,470,000. The pro rata share of the debt service costs of the Project for which the Utility is responsible, given its 25.9% share of the Project, is $10,219,881.  In the event of payment defaults by other power purchasers, the Utility’s share could be increased by up to 25%, which would then cause the Utility’s pro rata share of Project debt service to be a total of $11,982,190. The Utility does not now know of or anticipate any such defaults.

(c)	Southcentral Power Project (SPP)

The Utility entered into a participation agreement with CEA on August 28, 2008, to proceed with the joint development, construction and operation of SPP.  SPP went into service on January 31, 2013.  It has a capacity of 200.3 MW, of which the Utility’s proportionate share is 60.1 MW, or 30%.  The Utility has recorded costs of $14,895,085 and $14,639,389 in 2018 and 2017, respectively.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

 (12)  Subsequent Events

Sale of the Utility

On April 3, 2018, Anchorage voters approved an amendment to the Anchorage Municipal Charter authorizing the Municipality to sell the Utility to CEA by Municipal ordinance, to be approved no later than December 31, 2018. The Anchorage Assembly approved the sale on December 4, 2018. In April 2019, both the Municipality and CEA filed applications to the RCA to amend their CPCNs and to approve the sale. (See Note 9(i)).

The Municipality and CEA are currently engaged in limited integration planning and due diligence activities. The Utility continues to operate as usual and the proposed sale has no material effect on ongoing operations of the Utility.

(13)  New Accounting Pronouncements

GASB has passed several new accounting standards with upcoming implementation dates. The following new accounting standards were implemented by the Utility for 2018 reporting:

•

GASB 75 – Accounting and Financial Reporting for Postemployment Benefit Plans Other than Pensions. The provisions of this statement address accounting and financial reporting issues for postemployment benefits other than pensions provided to the employees of state and local governmental employers. This statement establishes standards for recognizing and measuring liabilities, deferred outflows of resources, deferred inflows of resources, and expense/expenditures. For defined benefit OPEB, this statement identifies the methods and assumptions that are required to be used to project benefit payments, discount projected benefit payments to their actuarial present value, and attribute that present value to periods of employee service. Note disclosure and required supplementary information requirements about defined benefit OPEB also are addressed. The Utility applied this statement to the State of Alaska PERS OPEB plans for December 31, 2018 (See Note 2).

•

GASB 85 – Omnibus 2017. The objective of this statement is to address practice issues that have been identified during implementation and application of certain GASB statements. This statement addresses a variety of topics including issues related to blending component units, goodwill, fair value measurement and application, and postemployment benefits (pensions and OPEB). As of December 31, 2018, the Utility implemented guidance from this statement as it related to OPEB reporting. We considered the other objectives and were determined to be not applicable.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Financial Statements

December 31, 2018 and 2017

•	GASB 86 – Certain Debt Extinguishment Issues.

The primary objective of this statement is to improve consistency in accounting and financial reporting for in-substance defeasance of debt by providing guidance for transactions in which cash and other monetary assets acquired with only existing resources, resources other than the proceeds of refunding debt, are placed in an irrevocable trust for the sole purpose of extinguishing debt. This statement also improves accounting and financial reporting for prepaid insurance on debt that is extinguished and notes to financial statements for debt that is defeased in substance. This Statement was considered and determined to be not applicable at this time. The Utility will consider this guidance in future years.

The following standards are required to be implemented in future financial reporting periods:

•

GASB 83 – Certain Asset Retirement Obligations. The provisions of this Statement are required to be implemented for the 2019 financial reporting period. Due to the Utility’s application of accounting and reporting requirements for regulated operations, the Utility determined this standard to be not applicable.

•	GASB 84 – Fiduciary Activities. The provisions of this Statement are required to be implemented for the 2019 financial reporting period.

•	GASB 87 – Leases. The provisions of this Statements are required to be implemented for the 2020 financial reporting period.

•	GASB 88 – Certain Disclosures Related to Debt, including Direct Borrowings and Direct Placements. The provisions of this statement are required to be implemented in the 2019 reporting period.

•	GASB 89 – Accounting for Interest Costs Incurred before the End of a Construction Period. The provisions of this statement are required to be implemented in the 2020 reporting period.

•	GASB 90 – Majority Equity Interests - an Amendment of GASB Statements No. 14 and No. 61. The provisions of this statement are required to be implemented in the 2019 reporting period.

•	GASB 91 – Conduit Debt Obligations – The provisions of this statement are required to be implemented in the 2021 reporting period.
•

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REQUIRED SUPPLEMENTARY INFORMATION

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MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Required Supplementary Information

Public Employees Retirement System – Defined Benefit Pension Plan

Schedule of the Utility’s Information on the Net Pension Liability

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Required Supplementary Information

Public Employees Retirement System – Defined Benefit Pension Plan

Schedule of Utility Contributions

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Required Supplementary Information

Public Employees Retirement System – Other Postemployment Benefit Plan (OPEB)

Schedule of the Utility’s Information on the Net OPEB Liability-ARHCT

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Required Supplementary Information

Public Employees Retirement System – Other Postemployment Benefit Plan (OPEB)

Schedule of Utility Contributions - ARHCT

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Required Supplementary Information

Public Employees Retirement System – Other Postemployment Benefit Plan (OPEB)

Schedule of the Utility’s Information on the Net OPEB Liability – RMP

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Required Supplementary Information

Public Employees Retirement System – Other Postemployment Benefit Plan (OPEB)

Schedule of Utility Contributions – RMP

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Required Supplementary Information

Public Employees Retirement System – Other Postemployment Benefit Plan (OPEB)

Schedule of the Utility’s Information on the Net OPEB Liability – ODD

MUNICIPALITY OF ANCHORAGE, ALASKA

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Required Supplementary Information

Public Employees Retirement System – Other Postemployment Benefit Plan (OPEB)

Schedule of Utility Contributions – ODD

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International Brother of Electrical Workers (IBEW) – Defined Benefit Pension Plan

Schedule of Utility Contributions

Last 10 Fiscal Years

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Required Supplementary Information

December 31, 2018

(1)Public Employees Retirement System – Defined Benefit Pension Plan

In accordance with GASB Statement No. 82, “Covered Payroll” is defined as payroll on which contributions to the pension plan are based. Because a portion of the Municipality’s contributions to the Plan (the DBUL) are based on Defined Contribution Wages, covered payroll reported here includes all PERS participating wages (both Defined Benefit and Defined Contribution).

Both pension tables are intended to present 10 years of information. Additional years’ information will be added to the schedules as it becomes available.

Schedule of Utility’s Information on the Net Pension Liability

•	This table is presented based on the Plan measurement date. For December 31, 2018, the Plan measurement date is June 30, 2018.
•	There were no changes in benefit terms from the prior measurement period.
•	There were no changes in assumptions from the prior measurement period.
•	There were no changes in valuation method from the prior measurement period.
•

There were no changes in the allocation methodology from the prior measurement period. The measurement period ended June 30, 2018 allocated the net pension liability based on the present value of contributions for fiscal year 2019 through 2039, as determined by projections based on the June 30, 2017 actuarial valuation.

Schedule of Utility Contributions

•

This table is based on the Utility’s contributions for each year presented. A portion of these contributions are included in the plan measurement results, while a portion of the contributions are reported as a deferred outflow of resources on the December 31, 2018 statement of net position.

(2)Public Employees Retirement System - Defined Benefit OPEB Plans

In accordance with GASB Statement No. 85, “Covered Payroll” is defined as payroll on which contributions to the OPEB plan are based. Because a portion of the Utility’s contributions to the Plan (the DBUL) are based on Defined Contribution Wages, covered payroll reported here includes all PERS participating wages (both Defined Benefit and Defined Contribution).

The OPEB tables are presented for each of the three PERS OPEB plans; Alaska Retiree Healthcare Trust Plan (ARHCT), Retiree Medical Plan (RMP), and Occupational Death and Disability Plan (ODD).

The OPEB tables are intended to present 10 years of information. Additional year’s information will be added to the schedules as it becomes available.

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MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Notes to Required Supplementary Information

December 31, 2018

Schedule of Utility’s Information on the Net OPEB Liability

•	These tables are presented based on the Plan measurement date. For December 31, 2018, the Plan measurement date is June 30, 2018.
•

The measurement period ended June 30, 2018 allocated the net OPEB liability based on the present value of contributions for fiscal year 2019 through 2039, as determined by projections based on the June 30, 2017 actuarial valuation.

Schedule of Utility’s Contributions

•

These tables are based on the Utility’s contributions for each year presented. A portion of these contributions are included in the plan measurement results, while a portion of the contributions are reported as a deferred outflow of resources on the December 31, 2018 statement of net position.

•	All tables are intended to present 10 years’ information. Additional years’ information will be added to the schedule as it becomes available.

(3)International Brotherhood of Electrical Workers (IBEW) Defined Benefit Pension Plan

Schedule of Utility Contributions

•	This table presents the Utility contributions for each of the last ten years based on calendar year contributions.
•	In accordance with GASB Statement No. 78, “Covered Payroll” is defined as payroll on which contributions to the pension plan are based.

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STATISTICAL SECTION

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Statistical Section (Unaudited)

Net Position by Components

Last Ten Fiscal Years

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Change in Net Position

Last Ten Fiscal Years

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Capital Assets

Last Ten Fiscal Years

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Comparative Operating Revenue Relationships

Last Ten Fiscal Years

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Top Ten Customers By Revenue

Last Ten Fiscal Years

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Top Ten Customers By Revenue

Last Ten Fiscal Years

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Top Ten Customers By Revenue

Last Ten Fiscal Years

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Top Ten Customers By Revenue

Last Ten Fiscal Years

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Rate Summary

Effective date	Permanent 04/20/18	Interim 02/15/17	Permanent 07/16/15	Interim 10/24/13	Interim 03/01/13
Residential:					
Schedule 11					
Customer charge ($/month)	13.62	6.56	6.56	6.56	6.56
Demand charge ($/kW)	-	-	-	-	-
Energy charge ($/kWh)	0.15274	0.14738	0.10734	0.10734	0.08634
Commercial:					
Schedule 21 - small commercial					
Customer charge ($/month)	30.46	12.88	12.88	12.88	12.88
Demand charge ($/kW)	-	-	-	-	-
Energy charge ($/kWh)	0.11878	0.14161	0.10314	0.10314	0.08296
Schedule 22 - large commercial at secondary voltage					
Customer charge ($/month)	92.61	44.15	44.15	44.15	44.15
Demand charge ($/kW)	44.53	23.29	16.96	16.96	13.64
Energy charge ($/kWh)	0.00498	0.06630	0.04829	0.04829	0.03884
Schedule 23 - large commercial at primary voltage					
Customer charge ($/month)	619.42	159.55	159.55	159.55	159.55
Demand charge ($/kW)	43.10	26.18	19.07	19.07	15.34
Energy charge ($/kWh)	0.00488	0.06244	0.04548	0.04548	0.03658
Schedule 25 - replacement energy, AWWU					
Customer charge ($/month)	-	-	-	-	-
Demand charge ($/kW)	-	-	-	-	-
Energy charge ($/kWh)	0.02561	0.03497	0.02547	0.02547	0.02049
Schedule 27 - interruptible power at secondary voltage					
Customer charge ($/month)	92.61	44.15	44.15	44.15	44.15
Demand charge ($/kW)	-	-	-	-	-
Energy charge ($/kWh)	0.37673	0.06630	0.04829	0.04829	0.03884
Schedules 31, 32, 33 - general service seasonal at secondary voltage					
Customer charge ($/month) - winter	92.61	44.15	44.15	44.15	44.15
Demand charge ($/kW) - winter	-	-	-	-	-
Energy charge ($/kWh) - winter	0.11878	0.14161	0.10314	0.10314	0.08296
Customer charge ($/month) - summer	92.61	44.15	44.15	44.15	44.15
Demand charge ($/kW) - summer	44.53	23.29	16.96	16.96	13.64
Energy charge ($/kWh) - summer	0.00498	0.06630	0.04829	0.04829	0.03884
Schedules 34, 35, 36 - general service seasonal at primary voltage					
Customer charge ($/month) - winter	619.42	159.55	159.55	159.55	159.55
Demand charge ($/kW) - winter	-	-	-	-	-
Energy charge ($/kWh) - winter	0.09355	0.13502	0.09834	0.09834	0.07910
Customer charge ($/month) - summer	619.42	159.55	159.55	159.55	159.55
Demand charge ($/kW) - summer	43.10	26.18	19.07	19.07	15.34
Energy charge ($/kWh) - summer	0.00488	0.06244	0.04548	0.04548	0.03658
Area lighting/street lighting:					
Schedules 41/60 ($/month) (150 watt luminaire)	37.78	35.15	25.60	25.60	20.59
Schedules 42/61 ($/month) (175 watt luminaire)	39.74	36.97	26.93	26.93	21.66
Schedules 43/62 ($/month) (250 Watt luminaire)	44.81	41.70	30.37	30.37	24.43
Schedules 44/63 ($/month) (400 watt luminaire)	55.69	51.82	37.74	37.74	30.36
Schedules 45/64 ($/month) (1,000 watt luminaire)	101.61	94.55	68.86	68.86	55.39

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statistical Section (Unaudited)

Rate Summary

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statistical Section (Unaudited)

Typical Monthly Bill Comparison

Last Ten Fiscal Years

2018	2017	2016	2015	2014	2013	2012	2011	2010	2009
Residential:											
Municipal Light and Power (ML&P)	$	106.05	115.02	94.84	91.48	88.07	72.78	63.42	71.07	70.91	67.14
Chugach Electric Association (CEA)		111.36	97.55	100.87	96.63	89.78	80.77	81.89	79.23	74.17	86.93
Matanuska Electric Association Inc. (MEA)		120.52	118.81	110.11	109.70	94.46	85.60	86.61	85.56	78.21	91.70
Homer Electric Association (HEA)		141.76	139.77	137.34	137.60	131.93	113.14	108.40	115.82	96.22	111.49
Golden Valley Electric Association (GVEA)		140.83	133.44	124.36	120.88	128.94	128.64	137.98	121.05	116.29	94.10
Small commercial:											
ML&P		234.15	280.89	231.72	223.17	214.47	176.51	153.22	172.77	172.48	162.97
CEA		232.63	198.58	207.12	199.05	187.71	170.12	177.16	170.22	157.06	198.29
MEA		285.29	286.27	269.25	268.33	229.63	207.14	209.80	207.13	188.46	222.87
HEA		338.44	333.38	327.48	328.80	314.29	266.38	254.22	273.49	224.61	263.83
GVEA		332.48	313.69	290.57	281.79	302.40	301.70	325.55	282.51	270.41	217.40
Large commercial:											
Secondary:											
ML&P		5,865.19	7,250.48	6,001.67	5,745.19	5,484.18	4,419.30	3,801.49	4,397.47	4,399.98	4,122.93
CEA		6,649.07	5,624.11	5,880.17	5,630.91	5,268.47	4,722.87	4,916.54	4,715.59	4,311.27	5,317.59
MEA		7,341.53	7,344.33	6,751.96	6,775.04	5,672.57	5,021.80	5,147.65	5,073.38	4,527.95	5,601.53
HEA		9,188.35	9,036.26	8,991.22	9,064.48	8,651.25	7,228.33	6,890.71	7,786.51	6,314.29	7,479.96
GVEA		8,619.10	8,055.39	7,365.98	7,155.64	7,814.87	7,824.12	8,588.88	7,299.38	6,967.65	5,506.23
Primary:											
ML&P		31,347.34	41,765.37	34,752.86	33,201.74	31,623.26	25,421.68	21,806.96	25,428.81	25,472.33	23,819.64
CEA		38,526.39	32,403.60	33,943.46	32,511.01	30,425.12	27,233.03	28,524.86	27,003.61	24,526.95	29,964.97
MEA		0.00	36,337.67	42,034.81	42,127.05	35,408.22	31,407.40	32,208.29	31,737.59	28,412.35	34,859.93
HEA		38,498.35	37,578.59	36,637.78	37,961.74	36,426.86	28,413.23	27,513.54	38,928.11	30,271.26	37,878.94
GVEA		50,476.56	47,067.48	42,906.03	41,735.07	45,801.46	45,927.60	50,632.17	42,919.67	38,864.16	30,500.45

Billing determinants

	Typical customer bill	
Type of service:	kWh	kW
Residential	550	n/a
Small commercial	1,400	n/a
Large commercial, secondary	42,000	100
Large commercial, primary	254,000	500

Monthly bills include customer charge, energy charge, demand charge (where applicable), cost of power adjustment (COPA), and regulatory cost charge (RCC).
At the beginning of each quarter a typical monthly bill is calculated using rates in effect for that quarter. At the end of the calendar year a simple average of the four quarters is computed and represents a typical monthly bill for the year.

Average rates are based on current typical customer bill kWh and kW. Prior years' rates have been restated to reflect a more accurate typical customer bill kWh and kW.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statistical Section (Unaudited)

Rate Comparison

Last Ten Fiscal Years

Average in Cents/kWh*									
	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009
Residential:										
ML&P	19.28	20.91	17.24	16.63	16.01	13.23	11.53	12.92	12.89	12.21
CEA	20.25	17.74	18.34	17.57	16.32	14.69	14.89	14.41	13.49	15.81
MEA	21.91	21.60	20.02	19.95	17.17	15.56	15.75	15.56	14.22	16.67
HEA	25.78	25.41	24.97	25.02	23.99	20.57	19.71	21.06	17.49	20.27
GVEA	25.60	24.26	22.61	21.98	23.44	23.39	25.09	22.01	21.14	17.11
Small commercial:										
ML&P	16.72	20.06	16.55	15.94	15.32	12.61	10.94	12.34	12.32	11.64
CEA	16.62	14.18	14.79	14.22	13.41	12.15	12.65	12.16	11.22	14.16
MEA	20.38	20.45	19.23	19.17	16.40	14.80	14.99	14.80	13.46	15.92
HEA	24.17	23.81	23.39	23.49	22.45	19.03	18.16	19.53	16.04	18.84
GVEA	23.75	22.41	20.75	20.13	21.60	21.55	23.25	20.18	19.32	15.53
Large commercial:										
Secondary:										
ML&P	13.96	17.26	14.29	13.68	13.06	10.52	9.05	10.47	10.48	9.82
CEA	15.83	13.39	14.00	13.41	12.54	11.24	11.71	11.23	10.26	12.66
MEA	17.48	17.49	16.08	16.13	13.51	11.96	12.26	12.08	10.78	13.34
HEA	21.88	21.51	21.41	21.58	20.60	17.21	16.41	18.54	15.03	17.81
GVEA	20.52	19.18	17.54	17.04	18.61	18.63	20.45	17.38	16.59	13.11
Primary:										
ML&P	12.34	16.44	13.68	13.07	12.45	10.01	8.59	10.01	10.03	9.38
CEA	15.17	12.76	13.36	12.80	11.98	10.72	11.23	10.63	9.66	11.80
MEA	0.00	14.31	16.55	16.59	13.94	12.37	12.68	12.50	11.19	13.72
HEA	15.16	14.79	14.42	14.95	14.34	11.19	10.83	15.33	11.92	14.91
GVEA	19.87	18.53	16.89	16.43	18.03	18.08	19.93	16.90	15.30	12.01

Average rate comparisons, when expressed in cents per kWh, are derived by dividing the typical monthly bill by the kWh's (See Typical Monthly Bill Comparison) used to calculate the bill for each class and multiplying the result by 100 to convert to cents per kWh.

Average rates are based on current typical customer bill kWh and kW. Prior years' rates have been restated to reflect a more accurate typical customer bill kWh and kW.

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statistical Section (Unaudited)

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statistical Section (Unaudited)

Schedule of Revenue Bond Coverage

Last Ten Fiscal Years

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statistical Section (Unaudited)

Statement of Net Position Ratios

Last Ten Fiscal Years

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statistical Section (Unaudited)

Base Ratings by Generation Units

As of December 31, 2018

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statistical Section (Unaudited)

Generated and Purchased Power (Kilowatt Hours)

Last Ten Fiscal Years

2018	2017	2016	2015	2014	2013	2012	2011	2010	2009
Hank Nikkels Plant 1										
Maximum generator nameplate capacity in Kilovolt Ampere (KVA)	80,706	80,706	80,706	111,956	111,956	111,956	111,956	111,956	111,956	114,750
Net peak demand on plant (kilowatts for 60 minutes)	57,000	59,000	55,000	57,000	56,000	69,000	58,000	70,000	60,000	59,000
Plant hours connected to load	1,720	3,248	2,165	2,331	1,730	1,676	2,531	3,942	2,653	3,741
Net generation kilowatt hours (kwh)	28,937,168	50,849,000	45,082,278	47,782,296	33,642,939	22,223,799	54,633,112	91,338,507	55,427,594	93,723,863
George M. Sullivan Plant 2										
Maximum generator nameplate capacity in (KVA)	213,497	213,497	213,497	291,542	291,542	291,542	291,542	291,542	291,542	291,542
Net peak demand on plant (kilowatts for 60 minutes)	99,000	100,000	144,000	162,000	116,000	147,000	182,000	201,000	210,000	208,000
Plant hours connected to load	1,417	2,733	14,771	16,841	14,594	17,166	25,062	24,856	25,837	23,511
Net generation (kwh)	62,521,710	107,834,000	589,737,560	654,788,840	493,717,440	562,282,640	1,011,487,040	1,082,362,200	1,048,416,040	1,004,741,480
Plant 2A										
Maximum generator nameplate capacity in (KVA)	178,000	178,000	178,000	-	-	-	-	-	-	-
Net peak demand on plant (kilowatts for 60 minutes)	123,000	122,000	53,000	-	-	-	-	-	-	-
Plant hours connected to load	22,792	21,646	627	-	-	-	-	-	-	-
Net generation (kwh)	781,700,477	699,634,000	16,186,000	-	-	-	-	-	-	-
Southcentral Power Plant (the Utility's entitlement is 30%)										
Maximum generator nameplate capacity in (KVA)	239,703	239,703	239,703	239,703	239,703	239,703	-	-	-	-
Net peak demand on plant (kilowatts for 60 minutes)	180,000	188,000	193,000	198,000	200,570	197,000	-	-	-	-
Plant hours connected to load	34,115	33,290	34,674	33,042	34,118	30,476	-	-	-	-
Net generation (kwh)	389,111,000	372,998,000	373,982,000	338,331,000	392,146,000	376,802,000	-	-	-	-
Eklutna Hydro Project (the Utility's entitlement is 53.33%)										
Maximum generator nameplate capacity in (KVA)	44,444	44,444	44,444	44,444	44,444	44,444	44,444	44,444	44,444	44,444
Net peak demand on plant (kilowatts for 60 minutes)	40,000	40,000	40,100	43,000	41,500	41,900	41,400	41,800	41,600	41,600
Plant hours connected to load	14,179	12,020	16,964	16,510	16,525	16,975	17,092	16,460	15,083	16,597
Net generation (kwh)	168,114,718	119,916,900	168,902,714	135,428,052	156,688,891	171,456,687	144,596,206	127,446,166	129,197,695	162,784,416
The utility's actual net generation received (kwh)	67,827,000	55,029,418	69,403,457	68,552,565	83,110,070	88,671,274	71,163,019	66,107,871	74,203,136	57,058,435
Off Site Generation										
Chugach Electric Assoc. (kwh)	-	-	-	15,501,000	-	-	-	-	300,000	330,000
Purchased Power										
Alaska Energy Authority (kwh)	102,307,000	95,933,060	90,390,272	117,013,000	127,651,000	80,928,000	116,925,000	78,661,000	79,441,000	93,863,000
Chugach Electric Assoc. (kwh)	-	-	-	1,590,000	-	-	-	-	-	-

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statistical Section (Unaudited)

Energy Loads and Resources

Last Ten Fiscal Years

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statistical Section (Unaudited)

Monthly Peak (Megawatt Hours)

Last Ten Fiscal Years

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statistical Section (Unaudited)

Monthly Peak (Megawatt Hours)

Last Ten Fiscal Years

200
180
160
140
120
Megawatt Hours
January
February
March
April
May
June
July
August
September
October
November
December
2018
2017
2016
2015
2014
2013
2012
2011
2010
2009

MUNICIPALITY OF ANCHORAGE, ALASKA

ELECTRIC UTILITY FUND

Statistical Section (Unaudited)

Miscellaneous Statistical Information

Last Ten Fiscal Years

Independent Auditor’s Report on Internal Control Over Financial Reporting and on Compliance and Other Matters Based on an Audit of Financial Statements Performed in Accordance with Government Auditing Standards

Honorable Mayor and Members of the Assembly

Municipality of Anchorage, Alaska

We have audited, in accordance with the auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States, the financial statements of the Electric Utility Fund, an enterprise fund of the Municipality of Anchorage, Alaska, as of and for the year ended December 31, 2018, and the related notes to the financial statements, which collectively comprise the Electric Utility Fund’s basic financial statements, and have issued our report thereon dated June 30, 2019.

Internal Control Over Financial Reporting

In planning and performing our audit of the financial statements, we considered the Electric Utility Fund’s internal controls over financial reporting (internal controls) to determine the audit procedures that are appropriate in the circumstances for the purpose of expressing our opinion on the financial statements, but not for the purpose of expressing an opinion on the effectiveness of the Electric Utility Fund’s internal control. Accordingly, we do not express an opinion on the effectiveness of the Electric Utility Fund’s internal control.

A  deficiency in internal control exists when the design or operation of a control does not allow management employees, in the normal course of performing their assigned functions, to prevent, or detect and correct, misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented, or detected and corrected on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those charged with governance.

Our consideration of internal control was for the limited purpose described in the first paragraph of this section and was not designed to identify all deficiencies in internal control that might be material weaknesses or significant deficiencies. Given these limitations, during our audit we did not identify any deficiencies in internal control that we consider to be material weaknesses. However, material weaknesses may exist that have not been identified.

Compliance and Other Matters

As part of obtaining reasonable assurance about whether the Electric Utility Fund’s financial statements are free from material misstatement, we performed tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements, noncompliance with which could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audit, and accordingly, we do not express such an opinion. The results of our tests disclosed no instances of noncompliance or other matters that are required to be reported under Government Auditing Standards.

Purpose of this Report

The purpose of this report is solely to describe the scope of our testing of internal control and compliance and the results of that testing, and not to provide an opinion on the effectiveness of the entity’s internal control or on compliance. This report is an integral part of an audit performed in accordance with Government Auditing Standards in considering the entity’s internal control and compliance. Accordingly, this communication is not suitable for any other purpose.

/s/ BDO USA, LLP

Anchorage, Alaska